SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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TVI CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TVI Corporation

7100 Holladay Tyler Road

Glenn Dale, Maryland 20769

May 19, 2008

Dear Stockholders:

It is my pleasure to invite you to the 2008 Annual Meeting of Stockholders of TVI Corporation to be held on Friday, June 20, 2008 at 10:00 a.m., prevailing local time, at the Company’s headquarters located at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769.

As discussed in the enclosed Proxy Statement, the Annual Meeting will be devoted to:

1.	The election of two Class A members of the Board of Directors

2.	The approval of the TVI Corporation 2008 Equity Incentive Plan

3.	The ratification of the appointment of our registered independent public accountants

4.	The consideration of a proposal received from a stockholder that is described in the enclosed Proxy Statement, if presented at the Annual Meeting

5.	The consideration of any other matters properly brought before the Annual Meeting

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements, is also enclosed.

At the Annual Meeting, we will also report on important activities and recent developments of the Company and review the Company’s 2007 financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on your Company and its activities. You will also have an opportunity to meet your directors and other key executives of the Company.

Whether or not you plan to attend, and regardless of the number of TVI shares you own, it is important that your shares be represented at the Annual Meeting. I urge you, therefore, to complete, sign, date and return your proxy card promptly in the enclosed envelope. If you have any questions or need assistance returning your proxy, please contact our proxy solicitor, The Altman Group toll-free at (866) 388-7763. You may also contact them by e-mail at proxy@altmangroup.com.

I hope that you will attend the 2008 Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

Very truly yours,

Harley A. Hughes, President and Chief Executive Officer

TVI CORPORATION

7100 Holladay Tyler Road, Glenn Dale, Maryland 20769

301-352-8800

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS OF TVI CORPORATION

TO BE HELD ON FRIDAY, JUNE 20, 2008

Dear Stockholder:

The 2008 Annual Meeting of Stockholders of TVI Corporation will be held at 10:00 a.m., prevailing local time, on Friday, June 20, 2008 at our offices located at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769. The purposes of the Annual Meeting are to:

1. Elect two (2) Class A directors to our Board of Directors to serve for a term of three years, and until their successors are elected and duly qualified.

2. Approve the TVI Corporation 2008 Equity Incentive Plan.

3. Ratify the selection of Stegman & Company as our registered independent public accounting firm for the fiscal year ending December 31, 2008.

4. Consider a proposal received from a stockholder that is described in the attached Proxy Statement, if presented at the Annual Meeting.

5. Consider such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof. The Company has been informed that a stockholder intends to submit to the Annual Meeting a number of proposals discussed under “Other Matters” in the attached Proxy Statement.

You are cordially invited to attend the Annual Meeting. Please carefully read the attached Proxy Statement for additional information regarding the matters to be considered and acted upon at the Annual Meeting.

The Board of Directors has fixed the close of business on April 14, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote in person by ballot.

* * * CAUTION * * *

The Company has received notices from two Company stockholders, Allen E. Bender (“Bender”) and Jeffrey L. Squires (“Squires”), each seeking to nominate the other for election to the Company’s Board of Directors at the 2008 Annual Meeting. Additionally, Bender has submitted one shareholder proposal seeking to declassify the Company’s Board of Directors included herein as Proposal Four and seven additional shareholder proposals for consideration by TVI stockholders (collectively, the “Bender Proposals”). On April 28, 2008 Bender filed a proxy statement with the Securities and Exchange Commission in opposition to the Company pursuant to which he intends to solicit stockholders for proxy authority in favor of his and Squires’ Board of Directors nominations and in favor of each of the eight Bender Proposals. The Board does not believe that either the Bender and Squires Board nominations or any of the eight Bender Proposals are in the best interests of the Company’s stockholders and strongly urges you not to sign any proxy cards sent to you by Mr. Bender or any other party. If you have previously signed a proxy card in favor of Messers. Bender or Squires or in favor of any of the Bender Proposals, you can revoke it by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

Sean R. Hunt, Senior Vice President and Secretary

Glenn Dale, Maryland

May 19, 2008

TVI CORPORATION

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ON VOTING PROCEDURES

What is the purpose of the 2008 Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including the following items of business scheduled to be voted on at the Annual Meeting:

•	The election of two members of the Company’s Board of Directors to serve until the 2011 Annual Meeting of Stockholders

•	The approval of Company’s 2008 Equity Incentive Plan

•	The ratification of the appointment of Stegman & Company our independent auditor for the year ending December 31, 2008

•	A stockholder proposal seeking to declassify of our Board of Directors

We will also consider any other matters that may properly come before the Annual Meeting. The Company has been informed that a stockholder intends to submit to the Annual Meeting a number of proposals discussed under “Other Matters” in this Proxy Statement. In addition, Company management will report on 2007 financial and operating results, discuss recent developments and respond to questions from stockholders.

How does the Board recommend that I vote?

The Company’s Board of Directors (individually a “Director”; collectively the “Board”) recommends that you vote your shares as follows:

•	FOR each of the Company nominees to the Board

•	FOR the approval of Company’s 2008 Equity Incentive Plan

•	FOR the ratification of the appointment of Stegman & Company as our independent auditor for 2008

•	AGAINST the stockholder proposal seeking to declassify our Board

What is the required vote to approve each of the proposals?

If a quorum is present at the Annual Meeting, the following vote is needed to approve or take the indicated action:

•

Directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the two nominees receiving the highest number of votes will be elected. There is no cumulative voting for Directors.

•	The affirmative vote of a majority of the total number of votes cast at the Annual Meeting will be necessary to:

•	approve the Company’s 2008 Equity Incentive Plan

•	ratify the appointment of Stegman & Company as our independent auditor for 2008

•	approve the stockholder proposal seeking to declassify our Board

The Company will designate one or more individuals to serve as the Inspectors of Election at the Annual Meeting for purposes of tallying shares voted at the Meeting.

How do I vote?

You can vote on matters to come before the Annual Meeting in two ways: (i) you can attend the Annual Meeting and cast your vote in person, or (ii) you can vote by giving a proxy. If you vote by proxy, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board. To vote your proxy, indicate your voting choices, sign and date your proxy card and return it in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

What is a proxy holder; What is a proxy?

A proxy holder is another person you authorize to vote on your behalf by signing a proxy. We solicit proxies so that all shares of TVI Common Stock may be voted at the Annual Meeting even if the stockholders do not attend the Annual Meeting.

Who are the proxy holders?

The proxy holders are Sherri S. Voelkel and Sean R. Hunt, each of whom was appointed by the Board at a meeting held on April 18, 2008.

How will the proxy holders vote my shares?

If you properly sign and return your proxy card or voting instruction form your shares will be voted as you direct. If you sign and return your proxy card or voting instruction form but do not specify how you want your shares voted, they will be voted: (i) FOR the election of the two Company nominees for Director as set forth under “Election of Directors,” (ii) FOR the ratification of the selection of our registered independent public accountants, and (iii) FOR the approval of the 2008 Equity Incentive Plan, and (iv) AGAINST the stockholder proposal seeking to declassify our Board. Also, you will give your proxy holders authority to vote, using their discretion, on any other matters that properly comes before the Annual Meeting. Except as discussed under “OTHER MATTERS” below with regard to seven proposals which a stockholder intends to make from the floor of the Annual Meeting (and for which the proxy holders intend to exercise their discretion to vote AGAINST), the Company does not know of any other matters that will come before the 2008 Annual Meeting for which the proxy holders may utilize discretionary authority.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Only stockholders of record at the close of business on the record date, April 14, 2008 (the “Record Date”), or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the Annual Meeting, and vote the shares that they held on that date at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the close of business on the Record Date there were 33,922,124 shares of Common Stock issued, outstanding and entitled to vote. Each share has one vote. You may not cumulate votes in the election of Directors.

When were the enclosed solicitation materials first given to stockholders?

The enclosed Annual Report on Form 10-K and proxy card, together with this Notice of Annual Meeting and Proxy Statement, were first sent, or given, to stockholders on or about May 19, 2008.

What is a quorum of stockholders?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares as of the Record Date will constitute a quorum. We must have a quorum to conduct business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether a quorum is present. Since there were 33,922,124 shares of Common Stock outstanding as of the Record Date, the presence of holders of 16,961,063 shares in person or by proxy shall constitute a quorum.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent, asking you how your shares should be voted. Brokers holding shares of record for customers generally are not entitled to vote on matters unless they receive voting instructions from their customers. Please complete the form and return it in the envelope provided by the broker or agent. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. We urge you to respond to your brokerage firm so that your vote will be cast. Votes that could have been cast on the matter in question if the brokers had received their customers’ instructions, and as to which the broker has notified us on a proxy card or voting instruction form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.”

How are abstentions and broker non-votes treated?

The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. The affirmative vote of a plurality of the total votes cast in person or by proxy at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of the total votes cast in person or by proxy at the meeting is required for each of: (i) the ratification of the Company’s selection of the registered independent public accountants, (ii) the approval of the Company’s 2008 Equity Incentive Plan, (iii) the approval of the stockholder proposal seeking to declassify our Board, and (iv) any other matter properly brought before the Annual Meeting. Neither abstentions nor broker non-votes will be counted as “votes cast” and thus will have no effect on the outcome of any of the proposals.

How do I vote using my proxy card?

There are four steps.

1.	Vote on each of the proposals as follows:

•	Proposal #1 The names of the Class A Director Company nominees are listed on your proxy card. You have two voting options:

•	Option 1. To vote for the Company’s Director nominee, check the box marked “FOR”

•	Option 2. To abstain from voting for either of the Company’s two Director nominees (that is, not vote for or against the nominee), check the box marked “WITHHOLD AUTHORITY.”

•	Proposals #2, #3, and #4 Check the box “FOR,” or “AGAINST,” or “ABSTAIN” (to cast no vote).

2.	Sign and date your proxy card. If you do not sign and date your proxy card, your votes cannot be counted.

3.	Mail your signed and dated proxy card in the pre-addressed, postage-prepaid envelope.

4.	Check the indicated box on your proxy card if you plan to attend the Annual Meeting.

Can I vote by proxy even if I plan to attend the Annual Meeting?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting, unless you want to change your vote.

How will the Annual Meeting be conducted?

The Chairman of the Board has broad authority to conduct the Annual Meeting in an orderly manner. This authority includes establishing rules of conduct for stockholders who wish to address the meeting. Copies of these rules will be available at the Annual Meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the nature and extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, we cannot assure that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker. Your broker will send you a proxy card or voting instruction form for these shares. You should vote on each proxy card or voting instruction form you receive and mail it to the address shown on the proxy or form.

Additionally, on April 28, 2008 Bender filed a proxy statement in opposition to this Company Proxy Statement pursuant to which he intends to solicit Company stockholders for proxy authority to vote in favor of: (i) his and Squires’ nominations as Directors, (ii) a shareholder proposal Bender submitted under SEC Rule 14a-8 to declassify our Board included herein as Proposal Four, and (iii) seven additional proposals not submitted under SEC Rule 14a-8 (the one 14a-8 proposal and the seven non-14a-8 proposals, collectively, “Bender Proposals”). The Board does not believe that either the Bender and Squires nominations or any of the Bender Proposals are in the best interests of the Company’s stockholders and strongly urges you not to sign any proxy cards sent to you by Mr. Bender or any other party. If you have previously signed a proxy card in favor of Messers. Bender or Squires, you can revoke it by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

How do I change my vote?

You may change your vote at any time before the Annual Meeting by:

•	Notifying the Corporate Secretary, in writing at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769, that you are revoking your proxy card; or

•	Completing and delivering another signed and dated proxy card (by mail, as set forth above) or voting instruction form with a later date; or

•	Attending the Annual Meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the associated costs?

We will bear all costs of soliciting proxies. We have hired a professional proxy solicitation firm, The Altman Group (“Altman”), to assist in soliciting proxies from brokers, nominees, institutions and individuals in connection with the Annual Meeting and at a fee estimated not to exceed $100,000, plus reimbursement of reasonable out-of-pocket expenses. We have also agreed to indemnify Altman against certain liabilities arising out of or in connection with its engagement. Altman expects that approximately 15 of its employees will assist in the solicitation. The Company’s expenses related to the solicitation in excess of those normally spent for an annual meeting with an uncontested director election are estimated to be approximately $100,000, of which approximately $41,000 has been spent to date.

We will, upon request, reimburse brokers, custodians and fiduciaries for out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of our Common Stock held in their names. In addition to solicitations by mail, our Directors, executive officers and employees may solicit proxies from shareholders in person or by other means of communication, including by telephone, facsimile and e-mail, without additional remuneration. None of the Company’s Directors, executive officers or employees will receive any special or additional compensation for soliciting proxies. Appendix A sets forth information relating to the Company’s Directors, Director nominees, officers and employees who are considered “participants” in the solicitation under the rules of the Securities and Exchange Commission by reason of their position as Directors or Director nominees or because they may be soliciting proxies on the Company’s behalf.

THE PROXY CONTEST

The Company has received notices from two Company stockholders, Allen E. Bender (“Bender”) and Jeffrey L. Squires (“Squires”), each seeking to nominate the other for election to the Company’s Board at the Annual Meeting. Additionally, Bender has submitted one shareholder proposal under SEC Rule 14a-8 seeking to declassify the Company’s Board of Directors which is included herein as Proposal Four. Finally, Bender has submitted seven additional shareholder proposals for consideration by Company stockholders at the Annual Meeting not under SEC Rule 14a-8 which are not included herein (the one 14a-8 proposal and the seven non-14a-8 proposals, collectively, “Bender Proposals”). On April 28, 2008, Bender filed a proxy statement with the Securities and Exchange Commission in opposition to the Company pursuant to which he intends to solicit stockholders for proxy authority in favor of his and Squires’ nominations and in favor of each of the eight Bender Proposals. The Board does not believe that either the Bender and Squires nominations or any of the eight Bender Proposals are in the best interests of the Company’s stockholders.

Both your Board of Directors and Company management team believe that electing Messrs. Bender and Squires to the Board is contrary to the best interests of the Company’s stockholders. The Board recommends that you reject these nominees and vote FOR the Board’s nominees on the enclosed WHITE proxy card. Additionally, the Board does not believe that any of the eight Bender Proposals are in the best interests of the Company’s stockholders. CONSEQUENTLY, WE URGE YOU NOT TO EXECUTE ANY PROXY CARD SENT TO YOU BY BENDER OR ANY OTHER PARTY.

PROPOSAL ONE: ELECTION OF TWO CLASS A DIRECTORS

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE TWO COMPANY NOMINEES FOR CLASS A DIRECTORS. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE NOMINEE.

General

The Company’s By-Laws (the “By-laws”) provide that its business shall be managed under the direction of a Board, with the number of Directors to be ten members, unless and until otherwise determined by resolution of the Board. The Board currently has five members as determined by a resolution of the Board. TVI has a classified Board, pursuant to which TVI Directors have been divided into three classes to serve three year terms, or until their successors are duly elected and qualify. Class A currently contains two members whose term expires at this year’s Annual Meeting; Class B currently contains two members whose terms expire at the 2009 Annual Meeting; and Class C currently contains one member whose term expires at the 2010 Annual Meeting.

TVI’s current Class A Directors are Todd L. Parchman and Richard P. Sullivan. Mr. Parchman and Mr. Sullivan have each been nominated to serve a new term as a Class A Director. If elected at the 2008 Annual Meeting, Mr. Parchman and Mr. Sullivan each would serve until the annual meeting of stockholders in 2011 and until their successors are elected and duly qualified, or until their death, resignation or removal.

Mr. Parchman and Mr. Sullivan are presently serving as Directors of the Company, have consented to their nomination and are anticipated to be available for election and able to serve the entire term for which election is sought. If either should become unavailable, however, the proxy will be voted for a substitute nominee designated by the Board. Any vacancy that exists or occurs during the year may be filled for a remainder of the term by a majority vote of the Board without any further stockholder action.

Each Company nominee has consented to such nomination and is expected to stand for election. However, if any Company nominee is unable to serve, proxies will be voted for any replacement candidate recommended by our Corporate Governance Committee and nominated by our Board. Biographical information for each of the nominees is set forth below under “Director Biographical Information.”

Vote Required

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board. Shares represented by executed proxies will be voted, if authority is not withheld, FOR the election of the Company’s two Class A nominees named below.

Class A Director Company Nominees

Term Expires in 2011

Todd L. Parchman and Richard P. Sullivan are our two nominees for Class A Directors. If elected, each will serve for a term of three years until the annual meeting of stockholders in 2011 and until his successor is elected and duly qualified, or until his death, resignation or removal. Certain information about Mr. Parchman and Mr. Sullivan is set forth below.

Todd L. Parchman. Mr. Parchman, age 53, has served as a member of the Company’s Board of Directors since May 2005, Chairman of the Board since August 2007, member of the Compensation Committee from May 2007 to August 2007 and Chairman of the Compensation Committee since August 2007, member of the Corporate Governance Committee since May 2007, and Chairman of the Audit Committee from May 2006 to August 2007 and member of the Audit Committee from May 2005 to May 2006 and since Audit 2007. His former Board service also includes serving as Chairman of the Strategic Committee from May 2005 to May 2007. Since 1996, Mr. Parchman has served as a co-founder and partner of Parchman, Vaughan & Company, L.L.C., a Baltimore-based investment banking firm providing investment banking services to the education and training industries and related businesses. From 1990 to 1996, prior to founding Parchman, Vaughan, Mr. Parchman managed the investment banking business of Ferris, Baker Watts, Incorporated, the largest full-service investment banking firm headquartered in Washington, D.C., and served on its board of directors. Mr. Parchman started his career in 1975 as a corporate banker in the First National Bank of Chicago’s First Scholar program. In 1979, he joined Norwest Corporation in Minneapolis and ultimately became Senior Vice President and Managing Officer of its Norwest Energy Finance unit. In 1985, he founded Signet Investment Banking Company and served as its Senior Managing Director. Mr. Parchman has served on a number of non-profit and corporate boards in his 30 year career. Mr. Parchman has taught graduate-level courses in finance and negotiation at Johns Hopkins University and St. Thomas University. Mr. Parchman currently serves as a board member of the United States Lacrosse Foundation, an independent nonprofit corporation that operates in support of US Lacrosse, the national governing body of men’s and women’s lacrosse. Mr. Parchman has a Master of Business Administration degree in Finance and Accounting from the University of Chicago and a Bachelor of Arts degree in Economics and French from the University of North Carolina at Chapel Hill where he was a Morehead Scholar.

Other than serving as a Director of TVI, Mr. Parchman has no material relationship with TVI. There are no family relationships between Mr. Parchman or any other executive officer or Director of the Company. Neither Mr. Parchman, nor any member of the immediate family of either, is a party, directly or indirectly, to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Richard P. Sullivan. Mr. Sullivan, 75, has served as a member of the Company’s Board of Directors and member of its Audit, Compensation and Governance Committees since August 2007. Mr. Sullivan is a former chief executive officer of a Fortune 500 company with significant expertise in mergers and acquisitions and an extensive background in investment banking. From 1997 to 2004, Mr. Sullivan served as President and Chief Executive Officer of Cargill Detroit Corporation, a privately-held mechanical and industrial design and engineering company. From 1996 to 2004, Mr. Sullivan served as a director of CACI International Inc., a publicly-held IT and network solutions company. From 1992 to 1997, Mr. Sullivan served as Chairman and Chief Executive Officer of The J.L. Wickham Co., Inc., a privately-held machine tool company. From 1987 to 1992, Mr. Sullivan served as Vice Chairman of Ferris Baker Watts, the largest full-service investment banking firm headquartered in Washington, D.C. Mr. Sullivan’s other past corporate directorships include Equitable Bancorporation, a publicly-held bank holding company acquired by MNC Financial, Inc. in 1989; Monumental Corporation, a privately-held insurance company acquired by AEGON Insurance Group in 1986; Noxell Corporation, a privately-held marketer of cosmetics, toiletries and household products acquired by Procter & Gamble in 1989; PRC, Inc., a privately-held information technology service company; PharmaKinetics Labs, Inc., a publicly-held drug testing company acquired by Bioanalytical Systems, Inc. in 2003; and the National Association of Manufacturers. Other past charitable directorships include The United Way of Central Maryland, Central Maryland YMCA, The Johns Hopkins University and Towson University School of Business and Economics. Mr. Sullivan holds a Bachelor of Science degree in engineering from the Massachusetts Maritime Academy and a Master of Business degree from the University of Virginia, Darden School of Business.

Other than serving as a Director of TVI, Mr. Sullivan has no material relationship with TVI. There are no family relationships between Mr. Sullivan or any other executive officer or Director of the Company. Neither Mr. Sullivan, nor any member of the immediate family of either, is a party, directly or indirectly, to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Continuing Class B Directors

Terms Expire in 2009

Certain information about our continuing two Class B Directors is set forth below.

Mark N. Hammond. Mr. Hammond, age 49, has served as a member of the Company’s Board of Directors since 1996, and from August 2002 until August 2007 served as Chairman of the Board. From both August 2002 to May 2005 and since May 2007, Mr. Hammond also served as Chair of the Audit Committee and from May 2005 until May 2007 served as Chair of the Corporate Governance Committee. For the past 17 years, Mr. Hammond has served as the Chief Financial Officer of the American Beverage Association and previously held various financial management positions with the Association dating back to December 1984. Mr. Hammond also serves as a member of the Board of Trustees of Limestone College. He is a Certified Public Accountant with approximately 26 years of public accounting experience. Mr. Hammond has a Bachelor of Science degree in Accounting from Limestone College and is a member of several professional accounting associations.

Other than serving as a Director of TVI, Mr. Hammond has no material relationship with TVI.

Donald C. Yount, Jr. Mr. Yount, age 47, has served as the Executive Vice President and Chief Operating Officer of the Company since December 11, 2007. Mr. Yount has also served a member of the Company’s Board of Directors since December 2005, in addition to past service on the Company’s Audit, Corporate Governance and Compensation Committees until he was appointed as the Company’s Interim Senior Vice President and Chief Operating Officer on April 18, 2007. From 2001 until November 2007, Mr. Yount served as Principal and Chief Financial Officer of Mid-Atlantic Venture Funds, a partnership consisting of four venture capital funds investing in growing businesses located in the Mid-Atlantic. Previously, he served on the board of directors of Safety Tech International, Inc. (“STI”), a private company which TVI acquired in November 2005. Prior to joining Mid-Atlantic, Mr. Yount served in various executive and senior financial positions with a number of technology and communications companies. He is a Certified Public Accountant and started his career in public accounting. Mr. Yount has both a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill.

Continuing Class C Director

Term Expires in 2010

Certain information about our one continuing Class C Director is set forth below.

Harley A. Hughes. General Hughes (USAF retired), age 72, has served as the President and CEO of the Company since August 8, 2007. General Hughes has served as a member of TVI’s Board of Directors since 2003, including past service on the Company’s Audit, Corporate Governance and Compensation Committees until he was named Interim Company President and CEO on April 18, 2007. Since 1993 he has also served as the Chairman of F&H 2, Inc., a consulting firm which develops strategies for predicting emerging weapons requirements in a changing political, budgetary and technological environment. During the late 1980s, General Hughes served as both deputy chief of staff for plans and operations, Headquarters U.S. Air Force, and the Air Force operations deputy to the Joint Chiefs of Staff, Washington, D.C. During the Vietnam conflict, General Hughes served as a command pilot logging over 5,000 flying hours and 225 combat missions in Southeast Asia, with numerous military decorations and awards. General Hughes serves as a member of the proxy board of Pinkerton Government Services, Inc., and as a director of Aviation Technology Group, Inc. and is an advisor to ManTech International Corporation. General Hughes holds a Bachelor of Science degree from Oklahoma State University and both a Bachelor of Arts degree and a Master of Science degree from the University of Colorado. General Hughes also completed Squadron Officer School, National War College and the Industrial College of the Armed Forces.

Executive Officers

In addition to the information provided above with regard to General Hughes, the Company’s President and Chief Executive Officer, and Mr. Yount, the Company’s Executive Vice President and Chief Operating Officer, following is biographical information concerning the Company’s other senior executive officers.

William C. Baugh. Mr. Baugh, age 59, Senior Vice President, has served as President of the Company’s Shelters and Related Products division since TVI named general managers to lead each of its three business divisions on September 5, 2007. Since joining TVI in November 2006 until September 2007, has served as its Vice President of Military Programs with responsibility for government relations, congressional relations, and marketing products and programs to the military. Before joining TVI, Mr. Baugh served for 21 years in a number of increasingly responsible roles with Smiths Detection, a recognized leader in chemical and biological detection equipment for military and homeland security applications, including its predecessors, Environmental Technologies Group, Inc. and Allied Signal Bendix, culminating in his appointment as VP for Marketing and Government Relations. Mr. Baugh has a Bachelor of Science degree from the University of Maryland.

Thomas N. Brown. Mr. Brown, age 49, Senior Vice President, has served as President of the Company’s SSES Rental Services division since TVI named general managers to lead each of its three business divisions on September 5, 2007. Previously, Mr. Brown served as the President of the Company’s subsidiary, Signature Special Event Services, Inc., since the Company acquired privately-held Signature Special Event Services, LLC in November 2006. From November 2003 until joining TVI, Mr. Brown as served as President and Chief Executive Officer of Signature Special Event Services, LLC, a leading provider of full-service rental services for traditional special events and for disaster relief and recovery efforts with infrastructure offerings, including tents, flooring/staging, lighting, power, climate control and foodservice equipment. From October 1998 to October 2003, Mr. Brown served as the General Manager of the Central Atlantic Region for United Rentals, Inc., an international equipment rental company.

Sean R. Hunt. Mr. Hunt age 40, has served as Senior Vice President, General Counsel and Secretary of the Company since August 29, 2007. Mr. Hunt has served as the Company’s General Counsel since joining TVI in November 2005. From July 2004 until joining TVI, he served as Vice President and General Counsel of Visual Networks, Inc., a publicly-traded marketer of software and hardware products located in Rockville, MD. From 1999 until joining Visual Networks, Mr. Hunt was in private practice with Kirkpatrick & Lockhart Preston Gates Ellis LLP in Washington, DC. Mr. Hunt previously served for five years as a member of the staff of the United States Securities and Exchange Commission in Washington, DC. Mr. Hunt has a Juris Doctor degree from American University, a Master of Science degree from George Washington University and a Bachelor of Science degree from the University of Virginia.

Dale E. Kline, Sr. Mr. Kline, age 61, Senior Vice President, has served as President of the Company’s Personal Protection Equipment division since TVI named general managers to lead each of its three business divisions on September 5, 2007. Previously, Mr. Kline served as the President of the Company’s subsidiary, Safety Tech International, Inc., since the Company acquired privately-held Safety Tech in November 2005. From August 2000 to immediately prior to joining the Company in November 2005, Mr. Kline served as President and Chief Executive Officer of STI, a private company engaged in the design, manufacturing and marketing of powered air purifying respirators, dual air supply units and any other respiratory products for chemical, biological, radiological and nuclear protection. Prior to joining STI, Mr. Kline held various financial and management positions with manufacturing and consulting firms. Mr. Kline has both a Master of Business Administration degree and a Bachelor of Arts degree from Mount Saint Mary’s University and an Associate degree in Accounting from Frederick Community College.

Sherri S. Voelkel. Ms. Voelkel, age 44, joined TVI in February 2006 as the Company’s corporate controller and was named Acting Chief Financial Officer on May 4, 2007, and Senior Vice President, Chief Financial Officer and Treasurer on September 5, 2007. Prior to TVI, Ms. Voelkel was Director of Accounting and Attest Services at Sturn, Wagner, Lombardo & Co., a public accounting firm in Annapolis, Maryland from August 2002 to February 2006. Prior to that, Ms. Voelkel was employed by PricewaterhouseCoopers LLC where she held the position of Partner in Accounting and Business Advisory Services. Ms. Voelkel graduated from the University of Tulsa with a Bachelors of Science in Business Administration and is a Certified Public Accountant.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Section 16(a) forms furnished to the Company pursuant to Rule 16a-3 under the Exchange Act and written representations from the persons required to file them, the Company believes that each of our Directors and executive officers filed all the required reports during 2007, except as follows. Each member of the Company’s Board as of May 24, 2007 was late in filing one report on Form 4 in connection with annual director compensation; Mark Hammond, an independent Director, was late in filing one report on Form 4 in connection with an option exercise; Donald Yount, Executive Vice President, COO and a Director was late in filing one report on Form 4 in connection with an open market purchase; and Thomas Brown, the Company’s Senior Vice President and General Manager of its SSES Rental Services division, was late in filing four reports on Form 4.

Certain Relationships and Transactions

There were no transactions, or series of similar transactions, either during 2007 or currently proposed, to which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any Director, nominee for Director, executive officer, 5% or greater stockholder or any immediate family member of any of the foregoing had, or will have, a direct or indirect material interest. There are no known family relationships between any of the Company’s officers or Directors.

The Company’s Code of Business Conduct and Ethics provides that any contract or transaction between the Company and any other entity in which one or more of the Company’s Directors or executive officers are Directors or officers, or have a financial interest, are prohibited unless a waiver is obtained from the Board. A copy of the Company’s Code of Business Conduct and Ethics is available on our website at www.tvicorp.com/investors and may be obtained, without charge, by written request to the Corporate Secretary at TVI Corporation, 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769.

On April 6, 2007, the Company’s Audit Committee adopted a Statement of Policy With Respect to Related Party Transactions (the “Related Party Transactions Policy”) that requires Audit Committee approval of all transactions between the Company and any “related party,” which term includes: executive officers; Directors; entities in which one or more of its Directors or executive officers are directors or officers or have a 5% or greater beneficial ownership interest; holders of 5% or more of the Company’s stock; and immediate family members of any of the foregoing.

In the course of its review and approval or ratification of a related party transaction, the Audit Committee considers:

•	the benefits to the Company;

•	the impact of a Director’s independence if the related party is a Director;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

CORPORATE GOVERNANCE

The Board met fifteen times during 2007. All members of the Board attended at least 75% of the Board and committee meetings held during 2007. We expect that all Board members will attend the Annual Meeting. All of the current members of the Board attended last year’s annual meeting of stockholders.

The Board has reviewed the independence of its members under the independence criteria of the NASDAQ Stock Market. Based on this review, the Board has determined that each of the current Directors, other than General Hughes and Mr. Yount (who are executive officers of the Company), satisfies the independence requirements of the NASDAQ Stock Market and no current Director, other than General Hughes and Mr. Yount, has a material relationship with the Company other the individual’s position as Director.

The independent Directors meet in executive session without the presence of any corporate officer or member of management in conjunction with certain regular meetings of the Board. A Director designated by the non-management Directors chairs the session. The independent Directors met in executive session six times during 2007.

The Board has established three standing committees to assist it in carrying out its responsibilities, namely the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.tvicorp.com. The committee charters are also available in print to any stockowner upon written request. As of the Record Date, the composition and other information regarding each committee was as follows:

Audit Committee:

Number of Members:	Three

Current Members:	Mark N. Hammond (Chair), Todd L. Parchman and Richard P. Sullivan

All of the members are outside Directors who are not officers or employees of the Company and satisfy the independence requirements of the NASDAQ Stock Market and the Securities Exchange Act of 1934, as amended. Messrs. Parchman and Hammond each qualifies as an “audit committee financial expert” for purposes of satisfying the requirements of the NASDAQ Stock Market and the federal securities laws regarding inclusion of a financial expert on the Audit Committee. During 2007 General Hughes also served on the committee until April 18, 2007 when he was appointed Interim President and Chief Executive Officer.

Number of Meetings in 2007:	Ten

Functions:	• Responsible for selecting, overseeing, evaluating and compensating the independent public accountants.

• Review and pre-approve all audit services.

• Examine the scope and extent of, and the results of, the audit conducted by the independent public accountants and advise the Board with respect thereto.

• Review the recommendations of the independent public accountants with respect to accounting methods and internal controls and advise the Board with respect thereto.

• Review with the independent accountants any audit problems or difficulties and disagreements during the course of the audit and management’s response thereto.

• Resolve any disagreements between management and the independent accountants.

• Assist the Board with oversight of the Company’s compliance with legal and regulatory requirements.

• Administer the Company’s Accounting Complaint Policy, its Code of Ethics for Principal Executive Officer and Senior Financial Officers and its Code of Business Conduct and Ethics.

•        Conduct investigations and recommend action to the Board with regard to any complaint received regarding the Company’s accounting policies and financial reporting practices, internal accounting controls or internal and external auditing matters including, where indicated, referring matters to, and cooperating with, appropriate governmental authorities.

• Perform such other functions and responsibilities as may be assigned by the Board.

Charter:	The Audit Committee operates pursuant to a Charter that was approved by the Board in March 2003, a copy of which is available on our website at www.tvicorp.com/investors.

Report of the Audit Committee on

Audited Financial Statements for the Year Ended December 31, 2007

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. The Audit Committee is comprised of independent directors as defined by the rules of the NASDAQ Stock Market and acts under a written charter that was approved by the Board on March 27, 2003. Company management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The registered independent public accountants are responsible for auditing the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

The Committee met and held discussions with management and the independent public accountants to review and discuss the Company’s internal control over financial reporting and the audited financial statements for the year ended December 31, 2007. The Committee also reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002. As part of this review, the Committee reviewed the basis for management’s conclusions in that report. It also reviewed the report of the independent auditors on internal control over financial reporting. During 2007, the Committee reviewed management’s plan for documenting and testing controls, the results of its documentation and testing, any deficiencies discovered and the resulting remediation of deficiencies. The Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The foregoing report was prepared as of April 15, 2008, by the following Directors, constituting all of the members of the Company’s Audit Committee.

Mark N. Hammond (Chair)
Todd L. Parchman
Richard P. Sullivan

Compensation Committee:

Number of Members:	Three

Current Members:	Todd L. Parchman (Chair), Mark N. Hammond and Richard P. Sullivan

All of the members are outside Directors who are not officers or employees of the Company and satisfy the independence requirements of the NASDAQ Stock Market. During 2007 General Hughes served as Chair of the Committee until April 18, 2007 when he was appointed Interim President and Chief Executive Officer.

Number of 2007 Meetings:	Three

Functions:	Recommends to the Board compensation policies, including incentive compensation, for the principal executive officers of TVI.

Charter:	The Compensation Committee operates pursuant to a charter that was approved by the Board in March 2004, a copy of which is available on our website at www.tvicorp.com/investors.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent Directors, and none of them are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

Corporate Governance Committee:

Number of Members:	Three

Current Members:	Mark N. Hammond (Chair), Todd L. Parchman and Richard P. Sullivan

All of the members are outside Directors who are not officers or employees of the Company and satisfy the independence requirements of the NASDAQ Stock Market. During 2007 General Hughes served on the committee until April 18, 2007 when he was appointed Interim President and Chief Executive Officer.

Number of 2007 Meetings:	Three

Functions:	• Recommend to the Board procedures for promoting effective corporate governance generally and effective Board deliberations and Committee work specifically.

• Establish criteria for nominating candidates to serve as Board members and the process for identifying and evaluating nominee candidates.

• Recommend to the Board nominee candidates to serve as Board members.

-

•        Consider nominee candidates recommended by stockholders. Such recommendations must be served in writing to the Corporate Secretary at the Company’s address and must be accompanied by detailed biographical and occupational data on the nominee candidate, along with a written consent of the nominee candidate to consideration of his or her name by the Committee. The Company’s By-Laws include additional requirements regarding nominations of persons at stockholders’ meetings other than by the Board.

• Review and make recommendations to the Board with regard to Director compensation.

Charter:	The Corporate Governance Committee operates pursuant to a charter that was approved by the Board in March 2004, a copy of which is available on our website at www.tvicorp.com/investors.

Selection and Evaluation of Board Candidates

The Corporate Governance Committee seeks Director candidates based upon a number of qualifications, including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community, and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. As part of the process of selecting Board candidates, the Committee seeks a determination as to whether the Board candidate is “independent” as defined by the NASDAQ Stock Market listing standards. The Committee generally relies upon recommendations from a wide variety of its business contacts, including current executive officers, Directors, community leaders and stockholders as a source for potential Board candidates.

The Corporate Governance Committee will consider candidates nominated by stockholders. Under the Company’s By-laws, stockholder nominations must be made in writing, delivered to the Corporate Secretary, 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769, and be received by the Corporate Secretary no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In accordance with the Company’s By-laws, such notice shall set forth as to each proposed nominee who is not an incumbent Director (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed in proxy solicitations regulated by Regulation 14A of the Exchange Act including, without limitation, such person’s written consent to being named in this Proxy Statement as a nominee and to serving as a Director if elected.

Communications with the Board of Directors

Our Board of Directors encourages our stockholders to communicate with it regarding their concerns, complaints and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual Directors. You may address and mail your communications as follows:

TVI Corporation 7100 Holladay Tyler Road Glenn Dale, Maryland 20769 Attention: Corporate Secretary

You should indicate whether your communication is directed to the entire Board, to a particular committee of the Board or its Chairman, or to one or more individual Directors. All communications will be reviewed by our Corporate Secretary and forwarded on to the intended recipients. Communications that involve specific complaints from a customer of the Company relating to a financial relationship or transaction will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Codes of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, and has also adopted a Code of Business Conduct and Ethics that is applicable to all of the Company’s employees. Compliance with these codes of conduct is mandatory.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date for:

•	each person who we know owns beneficially more than 5% of our Common Stock

•	each of our Directors

•	each Named Executive Officer (as defined below in “Executive Compensation”)

•	all executive officers and Directors of the Company as a group

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. A person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after the Record Date. More than one person may be deemed to be a beneficial owner of the same securities. Beneficial ownership may be disclaimed as to certain of the securities.

The percentages have been calculated by treating as outstanding for purposes of calculating the percentage ownership of a particular person all shares of the Company’s Common Stock outstanding as of such date and all such shares issuable to such person in the event of the exercise of the person’s options, if any, exercisable at such date or within 60 days after the Record Date. All addresses for the executive officers and Directors are TVI Corporation’s address at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Royce & Associates, LLC	2,812,645	(1)	8.3
Mark N. Hammond	707,799	(2)	2.1%
Harley A. Hughes	184,239	(3)	*
Todd L. Parchman	205,660	(4)	*
Richard P. Sullivan	124,642	(5)	*
Donald C. Yount, Jr.	168,286	(6)	*
Thomas N. Brown	277,368	(7)	*
Sean R. Hunt	110,366	(8)	*
Richard V. Priddy (9)	632,246		1.9%
George J. Roberts (10)	8,233		*

All Directors and Executive Officers as a group (10 persons)	2,724,086	(11)	8.0%

*	Less than 1%.
(1)	According to a Schedule 13G/A filed with the SEC on January 25, 2007 on behalf of Royce & Associates, LLC and affiliated entities (“Royce”). Royce’s address is 1414 Avenue of the Americas, New York, NY 10019.
(2)	Includes 635,799 shares of Common Stock held directly, options to purchase 25,000 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the Record Date, 41,000 shares of Common Stock held by Mr. Hammond’s children over which Mr. Hammond exercises voting and investment power, and 10,000 shares of Common Stock held in an individual retirement account. Mr. Hammond is an independent Director of the Company.
(3)	Includes 125,906 shares of Common Stock held directly and options to purchase 58,333 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the Record Date. General Hughes was appointed as the Company’s Interim President and CEO on April 18, 2007 and is also a Director of the Company.
(4)	Includes 45,660 shares of Common Stock held directly; 100,000 shares held by Parchman Vaughn & Company LLC, Retirement Plan of which Mr. Parchman is a trustee; 10,000 shares held by son; and 50,000 options to purchase shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the Record Date. Mr. Parchman is an independent Director of the Company.
(5)	Mr. Sullivan is an independent Director of the Company.
(6)	Includes 134,953 shares of Common Stock held directly and options to purchase 33,333 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the Record Date. Mr. Yount is the Company’s Executive Vice President and Chief Operating Officer and a Company Director.
(7)	Mr. Brown is the Company’s Senior Vice President and President of its SSES Rental Services division.
(8)	Includes 36,515 shares of Common Stock held directly and options to purchase 73,842 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the Record Date. Mr. Hunt is the Company’s Senior Vice President, General Counsel and Corporate Secretary.
(9)	Mr. Priddy is the former President and Chief Executive Officer of the Company whose employment terminated on April 18, 2007 and is listed as a Named Executive Officer in the table above in accordance with SEC requirements.
(10)	Mr. Roberts is the former Senior Vice President and Chief Financial Officer of the Company who resigned on August 29, 2007 and is listed as a Named Executive Officer in the table above in accordance with SEC requirements.
(11)	Includes options to purchase 179,700 shares of Common Stock awarded pursuant to the Company’s stock option plans, which are exercisable currently or within 60 days of the Record Date. Does not include share held by Mr. Priddy or Mr. Roberts who are no longer employed by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2006 and 2007

In accordance with SEC requirements, the following table sets forth the total compensation paid for services rendered in 2007 to our current Chief Executive Officer, two of our other current executive officers whose total compensation for services rendered in 2007 exceeded $100,000, our former Chief Executive Officer and our former Chief Financial Officer. We refer to these officers as our “Named Executive Officers” elsewhere herein.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Harley A. Hughes (3) President, CEO and Director	2007	152,519	—		25,000	(4)	2,020	(5)	27,875	207,414
	2006	—	—		25,000	(4)	—		56,125	81,125

Thomas N. Brown (6) Senior Vice President	2007	176,972	250,000	(7)			—		12,377	439,349

Sean R. Hunt (8) Senior Vice President	2007	186,615	26,000				33,389	(9)	3,154	249,158

Richard V. Priddy (10)	2007	98,143	—				—		2,945	101,098
	2006	299,615	27,960	(7)			104,562		30,333	462,470

George J. Roberts (11)	2007	220,245	—				22,331		4,205	246,781
	2006	209,038	—				58,971		6,118	274,127

(1)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) of awards pursuant to the Amended and Restated 1998 Incentive Stock Option Plan (the “Plan”) and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2008.
(2)	For General Hughes, the amount reflects cash compensation received for service as a director. For Mr. Hunt and Mr. Roberts all amounts shown represent 401(k) match benefits. For Mr. Brown, the amount reflects vehicle benefits. For Mr. Priddy the 2006 amount reflects vehicle benefits of $8,048, $16,250 in Board fees paid during the first quarter and $6,035 in 401(k) match benefits; the 2007 amount for Mr. Priddy reflects 401(k) match benefits.
(3)	General Hughes was named Interim President and CEO on April 18, 2007 and President and CEO on August 8, 2007.
(4)	The amounts shown reflect compensation received for service as a Director.
(5)

Consists of: (i) a 10-year incentive stock option for 250,000 shares granted on 12/11/07 with a per share exercise price of $0.27, which vests and becomes exercisable with respect to one-fifth ( 1/5) of the subject shares upon the first anniversary of the Grant Date, with the remaining option shares vesting ratably on a monthly basis thereafter; provided that, the Employee remains an employee of the Company at all times prior to such dates; and (ii) a 10-year incentive stock option for 25,000 shares granted on 5/24/07 with a per share exercise price of $0.80, which vests and becomes exercisable with respect to one-third ( 1/3) of the subject shares upon the first anniversary of the Grant Date, an additional one-third ( 1/3) of the subject shares upon the second anniversary of the Grant Date and the remaining one-third ( 1/3) of the subject shares upon the third anniversary of the Grant Date; provided that, the Employee remains an employee of the Company at all times prior to such dates.

(6)	Mr. Brown was named Senior Vice President and General Manager, Shelters and Related Products on September 5, 2007.
(7)	Represents quarterly non-compete payments of $62,500 which Mr. Brown was entitled to receive during 2007 under the terms of his employment agreement of which Mr. Brown was paid $87,500 in cash and $162,500 in TVI common stock.
(8)	Mr. Hunt was named Senior Vice President, General Counsel and Secretary of the Company on August 29, 2007.
(9)

Represents a 10-year incentive stock option for 235,366 shares granted on 5/29/07 with a per share exercise price of $0.76, which vests and becomes exercisable with respect to one-fourth ( 1/4) of the subject shares upon the first anniversary of the Grant Date, with the remaining option shares vesting ratably on a monthly basis thereafter; provided that, the Employee remains an employee of the Company at all times prior to such dates.

(10)	Mr. Priddy resigned his positions as the Company’s President and Chief Executive Officer and Director on April 18, 2007.
(11)	Mr. Roberts resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer on August 29, 2007.

Stock Awards Granted

We grant stock options to our executive officers and key employees based upon performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. Options and stock awards are granted under our Plan. However, there is no set formula for the granting of awards to individual executives or employees. During 2007, the five Named Executive Officers received stock options to acquire an aggregate of 510,366 shares or 40.5% of the total options granted in 2007. During 2007, one Named Executive Officer received 263,739 shares of stock in lieu of cash for payment of noncompete fees and one Named Executive Officer received 31,250 shares of stock for service as a Director. The Company made no grants of stock to its employees during 2007. Each of our new non-employee Directors receives grants of options and stock awards under the Plan as described under “Director Compensation-Stock and Option Grants below.”

Timing of Grants

Option awards to our Named Executive Officers are typically granted annually in conjunction with the review of the individual performance of our executive officers. This review takes place at a regularly scheduled meeting of the Compensation Committee. The exercise price of stock options is set at the closing price of our Common Stock on the NASDAQ Stock Market as of the award date. Stock awards are granted to our non-employee Directors on the date of our annual meeting of stockholders, in accordance with the terms of our Plan, as described under “Director Compensation-Stock and Option Grants below.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each of our Named Executive Officers certain information regarding equity awards outstanding as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Harley A. Hughes	25,000	(1)	—		2.01	12/1/2008
	25,000	(1)	—		1.47	5/22/2008
	—		25,000	(2)	0.80	5/23/2017
	—		250,000	(3)	0.27	12/10/2017

Sean R. Hunt	16,750		8,250	(2)	3.85	11/20/2015
	6,600		13,400	(2)	2.18	8/10/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
	—	235,366	(3)	0.76	5/28/2017

Richard V. Priddy (4)	—	—		—	—

George J. Roberts (5)	45,000	—		3.16	8/16/2015
	11,550	23,450	(2)	2.18	8/11/2016

(1)	Represents a 5-year non-qualified stock option.
(2)

Represents a 10-year incentive stock option which vests and becomes exercisable with respect to one-third ( 1/3) of the option shares upon the first anniversary of the Grant Date, an additional one-third (  1 /3) of the option shares upon the second anniversary of the Grant Date and the remaining one-third ( 1/ 3) of the option shares upon the third anniversary of the Grant Date; provided that, the Employee remains an employee of the Company at all times prior to such dates.

(3)

Represents a 10-year incentive stock option which vests a 10-year incentive stock option which vests and becomes exercisable with respect to one-fourth ( 1/4) of the subject shares upon the first anniversary of the Grant Date, with the remaining option shares vesting ratably on a monthly basis thereafter; provided that, the Employee remains an employee of the Company at all times prior to such dates.

(4)	Mr. Priddy resigned his positions as the Company’s President and Chief Executive Officer and Director on April 18, 2007 and consequently held no stock options as of December 31, 2007.
(5)	Mr. Roberts resigned as the Company’s Senior Vice President, Chief Financial Officer and Treasurer on August 29, 2007.

There were no stock awards made to our Named Executive Officers during 2007 for service as an executive officer.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised stock options or acquired shares on vesting of stock grants during 2007 for service as a Director.

Employment Agreements

Harley A. Hughes

On April 18, 2007, Lieutenant General Harley A. Hughes was named interim Company President and Chief Executive Officer and entered into an interim employment agreement with the Company. On August 8, 2007, the Company appointed General Hughes Company President and Chief Executive Officer on a non-interim basis. In connection with this appointment, the Company and Mr. Hughes amended the interim employment agreement to provide for an annual base salary of $272,500, subject to increase as determined in the sole and absolute discretion of the Board based upon its evaluation of CEO performance. General Hughes is also eligible to receive an annual performance-based incentive award to be determined in the sole and absolute discretion of the Board based upon its evaluation of CEO performance. General Hughes’ employment under the employment agreement is “at will” and either party may terminate the employment agreement, with or without cause, on thirty days notice.

Thomas N. Brown

In connection with our acquisition of privately-held Signature Special Event Services, LLC (“SSES LLC”), on November 1, 2006 the Company and Mr. Brown entered into a four-year employment agreement, which called for an initial annual salary of $175,000. Mr. Brown’s employment agreement also entitled him to receive payments which may have been earned under an incentive bonus program which consisted of an annual bonus based on EBITDA, and a separate three-year bonus based on the Company’s return on invested capital related to its acquisition of SSES LLC, payable in 2010 (See footnote 2 to the “Equity Compensation Plan Information” chart appearing on page 29). The performance criteria under the Program had not been met as of December 31, 2007 and on January 17, 2008 the Company exercised its rights to terminate Mr. Brown’s employment agreement, as well as the Program. Despite the termination of Mr. Brown’s employment agreement, Mr. Brown’s employment with the Company has continued on an at will basis on substantially the same salary and other employment terms as existed under his employment agreement, although Mr. Brown is no longer bound by the non-compete obligations under the agreement and the Company has no obligations under the Incentive Bonus Program whatsoever.

Sean R. Hunt

On August 29, 2007, in connection with being named Senior Vice President, General Counsel and Secretary of the Company, Sean R. Hunt and the Company entered into an “at will” employment agreement providing for an annual base salary of $200,000, plus an annual incentive bonus of up to 20% of base salary linked to achieving specified financial and non-financial targets relating to Company performance on a consolidated basis. Mr. Hunt’s employment under the employment agreement is “at will” and either party may terminate the employment agreement, with or without cause, on 30 days notice.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 100% of the first 3% of the participant’s compensation that has been contributed to the plan. All of our executive officers participated in our 401(k) plan during fiscal 2007 and received matching contributions.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Other Post-Employment Payments

We do not provide post-employment health coverage or other benefits, except in connection with executive retention agreements, details of which are included below under “ – Termination of Employment Arrangements.”

Termination of Employment Arrangement

As described above under the heading “Employment Agreements,” we are a party to an at will employment agreement with Mr. Hunt. On August 29, 2007, the Company entered into a retention agreement with Mr. Hunt. The retention agreement does not change the “at will” character of Mr. Hunt’s employment by the Company; however, Mr. Hunt is entitled to the following severance benefits if his employment is terminated either by the Company without “cause” or by Mr. Hunt for “good reason” (each as defined in the retention agreement): (i) 12 months of Mr. Hunt’s base salary, as in effect immediately prior to the date of termination, payable in accordance with the Company’s normal payroll practices; (ii) reimbursement for premiums paid for medical benefits for Mr. Hunt and his eligible dependents; and (iii) full accelerated vesting of Mr. Hunt’s then-outstanding unvested Company stock options granted on or prior to the date of the retention agreement.

Director Compensation

General

On an annual basis, the Corporate Governance Committee reviews and makes recommendations to the Board with regard to Director compensation. Compensation for service as a Board member consists of both cash payments and equity-based awards under the Company’s Director Compensation Program (the “Director Program”). Non-independent directors generally are not entitled to receive any compensation under the Director Program (other than the reimbursement of out-of-pocket expenses actually incurred for meeting attendance); provided that, any Director who served as an interim executive officer for the period from the 2007 Annual Meeting (May 24, 2007) until the 2008 Annual Meeting (June 20, 2008) is entitled to receive the same compensation during such service under the Director Program as independent directors.

Cash Compensation

For 2007, the Director Program consisted of the following cash components: (i) an annual cash payment of $25,000, payable quarterly in arrears; (ii) $1,500 for each Board meeting attended (50% of such amount for meetings attended remotely via telephonic conference call); and (iii) $750 for each Committee meeting attended (50% of such amount for meetings attended remotely via telephonic conference call), if held on a day other than the day of either a regularly scheduled Board meeting or other Committee meeting. The Chairman of the Board received $1,875 for each month of such service, payable monthly in arrears. Additionally, the Chairman of each Committee received $1,875 per quarter, payable quarterly in arrears. No additional fees are paid for attendance at any Board or Committee meetings.

Stock and Option Grants

Under the current Director Program, upon their initial election to the Board by the Company’s stockholders, independent Directors receive a grant of options exercisable for 25,000 shares of Common Stock, priced at the closing trading price on the date of the annual meeting. Accordingly, Mr. Sullivan received a non-qualified stock option covering 25,000 shares of TVI Common Stock with an exercise price of $0.56 at the time of his August 6, 2007 appointment to the Board. The option has a term of five years and vests in full and first becomes exercisable on the earlier to occur of the first anniversary of the grant (i.e., August 6, 2008) or the date of the 2008 Annual Meeting. In addition, all independent Directors received an annual grant under the Plan of Common Stock with a value of $25,000, with the number of shares determined by the fair market value of the Company’s Common Stock on the date of grant. Consequently, at the 2007 Annual Meeting, each independent Director received a grant of 31,250 shares, based on the closing trading price of the Common Stock as of the date of the 2007 Annual Meeting of $0.80. Additionally, at the time of his August 6, 2007 appointment to the Board, Mr. Sullivan received an outright grant of 44,642 shares, based on the per share closing trading price of the Common Stock as of that date of $0.56.

The Company includes equity-based awards as a part of the independent Directors’ compensation for their Board service, as it believes that it is important that TVI independent Directors are also TVI stockholders.

Director Summary Compensation Table

The following table summarizes the compensation of our non-executive Directors for 2007. Please refer to the preceding “Summary Compensation Table for 2006 and 2007” for the compensation paid to our executive officers who are also Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

Mark N. Hammond	46,250	25,000	—	—	71,250

Matthew M. O’Connell (2)	22,625	25,000	—	—	47,625

Todd L. Parchman	52,875	25,000	—	—	102,875

Richard P. Sullivan (2)	5,250	25,000	1,426	—	31,676

Donald C. Yount, Jr. (3)	30,875	25,000	33,270	—	89,145

(1)	The value of option awards granted to our Directors has been estimated pursuant to FAS 123(R) for 2007. For the assumptions used for FAS 123(R) value, see footnote 14 to the Financial Statements for the Annual Report on Form 10-K for the year ended December 31, 2007. Our Directors will not realize the estimated value of these option awards until these options are vested and exercised or sold. As of December 31, 2007, each Director had the following aggregate number of unexercised stock option awards outstanding for service as a Director: Mr. Hammond and Mr. Sullivan: 25,000 option shares; Mr. Parchman and Mr. Yount: 50,000 option shares; and General Hughes: 75,000 option shares. Additional information concerning the security ownership of our Directors is set forth in the Beneficial Ownership table appearing on page 16.
(2)	Mr. O’Connell resigned his positions as a Company Director and all committees thereof as of August 6, 2007, at the time of Mr. Sullivan’s initial appointment as a Director. Consequently, Mr. O’Connell received compensation under the Director Program through August 6, 2007 and Mr. Sullivan received compensation under the Director Program after August 6, 2007.
(3)	Mr. Yount was appointed an Interim Chief Operating Officer of the Company on April 18, 2007, at which point he ceased to be an independent director. On December 11, 2007 he was appointed Executive Vice President and Chief Operating Officer on a non-interim basis. Consequently, under the terms of the Director Program, he participated fully and received compensation thereunder through the date of his non-interim appointment. See “Summary Compensation Table for 2006 and 2007” table above for amounts paid to General Hughes for service as a director under the terms of the Director Program. General Hughes was appointed an interim senior executive officer of the Company on April 18, 2007, at which point he ceased to be an independent director. On August 8, 2007 he was appointed President and Chief Executive Officer on a non-interim basis.

PROPOSAL TWO: APPROVAL OF TVI CORPORATION

2008 EQUITY INCENTIVE PLAN

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE TVI 2008 EQUITY INCENTIVE PLAN. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR THE APPROVAL OF THE PLAN.

Background

Our stockholders are being asked to approve the TVI Corporation 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan will replace the TVI Corporation 1998 Amended and Restated Stock Option Plan (the “1998 Plan”), as the 1998 Plan expires by its terms on May 7, 2008. The 2008 Plan is a broad-based incentive plan that provides for the grant of incentive stock options, stock options that do not constitute incentive stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock and performance awards, to employees, consultants and Directors.

A total of 10,000,000 shares of Company Common Stock have been previously reserved for award under the 1998 Plan. As of the Record Date, approximately 2,126,000 shares are subject to outstanding stock options and other awards granted under the 1998 Plan or have been issued upon the exercise of such options. After the May 7, 2008 expiration of the 1998 Plan, no further options or other awards will be issued or made thereunder and the 1998 Plan will continue only for the purpose of administering awards which are outstanding as of such date.

In light of the expiration of the 1998 Plan, the purpose of the 2008 Plan is to make available authorized but unissued shares of Common Stock for issuance pursuant to awards to be granted to the Company’s key employees (including officers), consultants and non-executive Directors, to provide flexibility to the Company by permitting the grant of a range of types of equity compensation.

The 2008 Plan reserves 3,250,000 shares of Common Stock, subject to adjustment upon a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other change in the Company’s capital structure. Management anticipates that the shares reserved under the 2008 Plan should be sufficient to meet the Company’s needs for at least the next three years. The availability of additional shares and of additional forms of equity consideration would allow the Company to provide its key employees, consultants and non-executive Directors with equity compensation in lieu of cash compensation. The 2008 Plan is also intended to encourage and reward key contributors to the Company’s business by giving them an opportunity to share in any future success of the Company without burdening the Company’s cash resources.

Reasons for the 2008 Plan

The Company endeavors to design its executive compensation packages to align the interests of executives with those of stockholders. The 2008 Plan is designed to ensure that the Company will continue to have shares of Common Stock available to provide for the equity component of executive as well as employee and Director compensation packages. The 2008 Plan also would allow the Company to continue to provide certain of its key employees, consultants and non-executive Directors with equity compensation in lieu of cash compensation, thereby permitting the Company to limit its cash outlays for compensation and conserve its cash resources. The Board believes that the 2008 Plan will help the Company effectively to compete for, motivate and retain Directors, executives, other key employees and consultants.

For the foreseeable future the Company anticipates that substantially all of the Company’s limited cash resources will be required to fund current business activities. As a result, the Company will continue to have limited cash resources to apply to hiring, retaining and incentivizing key personnel. In the absence of cash resources, management believes that it is critically important that the Company continue to be able to grant equity-based compensation in order to ensure that it will be able to hire, retain and incentivize highly qualified personnel.

Dilutive Effects of the 2008 Plan

The Company has reserved 3,250,000 shares for the 2008 Plan, subject to adjustment upon a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other change in the Company’s capital structure. The number of shares was designed to fulfill compensation requirements for three years based on the projected average annual distribution of stock option and other grants. Management also compared its usage to competitive benchmarks and ensured that the absolute number of shares reserved relative to issued and outstanding shares was comparable to previous Company plans. The 3,250,000 shares of Common Stock reserved for issuance pursuant to the 2008 Plan will consist of authorized but unissued shares of our Common Stock. TVI stockholders do not have preemptive rights. Therefore, the actual issuance of shares under the 2008 Plan will dilute the ownership interests of our current stockholders in the Company. To the extent that the exercise price of any option is less than the net book value per share of the Company at the time of issuance, and to the extent of the issuance of restricted stock or restricted stock units not subject to a cash payment in excess of such net book value per share, the value of other stockholders’ interests in the Company will be diluted.

Summary Description of the 2008 Plan

The following summary provides a description of the significant provisions of the 2008 Plan. However, the summary is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is included as Appendix B to this Proxy Statement. Stockholders should read Appendix B carefully in connection with their consideration of this Proposal.

Number of Shares Subject to the 2008 Plan

An aggregate of 3,250,000 shares of Common Stock have been reserved for issuance pursuant to the 2008 Plan.

Eligibility

All Directors, officers, employees and consultants of the Company or any parent, subsidiary or affiliate are eligible to participate in the 2008 Plan. The selection of those Directors, officers, employees and consultants, from among those eligible, who will receive awards under the 2008 Plan, is within the discretion of the Compensation Committee, provided that awards of Incentive Stock Options may be made only to employees of the Company and any parent or subsidiary of the Company. Currently there are three non-executive Directors, seven executive officers and approximately 200 employees eligible to participate in the 2008 Plan.

Plan Administration

The 2008 Plan may be administered by the Board of Directors or, at the election of the Board, by a committee appointed by the Board comprised solely of two or more non-executive Directors within the meaning of Rule 16b-3 under the Securities Act, who also qualify as “outside directors” (as described under Code Section 162(m) of the Code). The Board has designated the Compensation Committee as administrator of the 2008 Plan.

The Compensation Committee will have full power and authority to administer and interpret the 2008 Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the 2008 Plan it deems necessary, desirable or appropriate in accordance with the terms of the 2008 Plan and the Articles of Incorporation and By-Laws of the Company. The Compensation Committee also will have full power and authority to take all other actions necessary to carry out the purpose and intent of the 2008 Plan, including the authority to: (i) determine the participants to whom, and the time or times at which, awards shall be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares of Common Stock and/or amount of cash to be covered by or used for reference purposes for each award; (iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such award as the Compensation Committee shall deem appropriate; (v) modify, extend or renew outstanding awards, accept the surrender of outstanding awards and substitute new awards, provided that no such action shall be taken with respect to any outstanding award that would materially or adversely affect the grantee without the grantee’s consent, or constitute a repricing of stock options without the consent of the holders of the Company’s voting securities; (vi) reprice Incentive Stock Options and Nonqualified Stock Options either by amendment to lower the exercise price or by accepting such stock options for cancellation and issuing replacement stock options with a lower exercise price or through any other mechanism (but only with the approval of the holders of the voting securities of the Company to the extent that such approval is required by applicable law, regulation or the rules of any national securities exchange or automated quotation system to which the Company is subject); (vii) accelerate the time in which an award may be exercised or in which an award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an award; (viii) establish objectives and conditions for earning awards and determining whether awards will be paid after the end of a performance period; and (ix) permit the deferral of, or require a participant to defer such participant’s receipt of, the delivery of Common Stock and/or cash under an award that would otherwise be due to a participant and establish rules and procedures for such payment deferrals.

Permitted Awards

Our Board believes that it is appropriate to adopt a flexible and comprehensive stock compensation plan that permits the granting of a variety of long-term incentive awards to eligible individuals. In keeping with the aim of providing a comprehensive, flexible and performance-based plan, the 2008 Plan authorizes the following types of discretionary awards:

•	Incentive Stock Options, which are stock options that meet the definition set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Nonqualified Stock Options, which are stock options that do not meet the definition of Incentive Stock Options under the Code;

•

Stock Appreciation Rights (“SARs”), which represent the right to receive payments in cash, Common Stock or a combination of the two, of up to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the designated base price of a share of Common Stock on the grant date. SARs may be freestanding or may be granted “in tandem” with stock options;

•	Restricted Stock, which is a specified number of shares of Common Stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances;

•

Restricted Stock Units, which represent the right to receive shares of Common Stock without any cash payment therefor upon the satisfaction of vesting and other conditions, and may also include the right to receive dividend equivalents, in the form of additional Restricted Stock Units, equal to the amount of dividends or other distributions payable in respect of shares of Common Stock during the period from grant to satisfaction of all vesting and other conditions;

•

Performance Awards, which are amounts payable in Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and/or Phantom Stock that may be earned upon satisfaction of various performance measures; and

•

Phantom Stock, which represents the right to receive payments in cash, Common Stock or other consideration, equal to the fair market value of a specified number of shares of Common Stock at such time, and subject to such conditions, as are set forth in the grant agreement.

Term and Termination

The 2008 Plan will become effective as of the date it is approved by our stockholders, although awards thereunder may be made prior and subject to such approval. If not sooner terminated, the 2008 Plan will terminate on the business day immediately preceding the tenth anniversary of its effective date and no further awards may be granted thereafter. The Board, in its discretion, may terminate the 2008 Plan at any time with respect to any shares of Common Stock for which awards have not previously been granted.

Amendment

The Board may amend or terminate the 2008 Plan at any time, except that stockholder approval will be required for any increase of the number of shares of Common Stock subject to the 2008 Plan or if such approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Common Stock is listed or quoted.

The Compensation Committee may make minor or administrative amendments to the 2008 Plan as well as amendments that may be dictated by requirements of applicable U.S. federal or state laws or that may be authorized or made desirable by such laws.

Terms Applicable to All Types of Awards

Term: The term of each award will be as specified by the Compensation Committee at the date of grant, but may not exceed ten years.

Maximum Annual Awards: No more than 500,000 shares of Common Stock may be issued to any one individual in any calendar year during the term of the 2008 Plan, subject to adjustment upon a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other change in the Company’s capital structure.

Changes in Control: In the event of any proposed change in control, as that term is defined in the 2008 Plan, the Compensation Committee will take such action as it deems appropriate and equitable to effectuate the purposes of the 2008 Plan and to protect the grantees of awards. Such actions may include:

•	acceleration or change of the exercise and/or expiration dates of any award to require that exercise be made, if at all, prior to the change in control;

•

cancellation of any award upon payment to the holder in cash of the fair market value of the stock subject to such award as of the date of the change in control, less the aggregate exercise price, if any, of the award; and

•

in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Common Stock, arrangements to have such other entity replace the awards granted under the 2008 Plan with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

For purposes of the 2008 Plan, a “change in control” includes:

•

the merger or consolidation of the Company with or into another entity or other reorganization of the Company, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately thereafter is not owned directly or indirectly by persons who were holders of the Company’s voting securities immediately prior thereto;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets to an entity that is not a parent, subsidiary or affiliate of the Company;

•

any transaction as a result of which any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then-outstanding voting securities; or

•

a change in the composition of the Board over a period of 24 consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a Director whose selection as a Director or nominee was approved by a vote of at least a majority of the Directors then comprising the Board will be considered to be a member of the Incumbent Board, except if such selection occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Amendment: The Compensation Committee may not amend an outstanding award in any manner that would materially and adversely affect the award, except with the approval of the participant to whom the award was granted. Otherwise, the Compensation Committee may amend an outstanding award to the extent that it would have had the authority initially to grant the award as so amended.

Transferability: An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. Other awards may, in the discretion of the Compensation Committee, also be transferable by gift or pursuant to a domestic relations order to certain specified family members, entities and trusts.

Terms of Specific Types of Awards

Stock Options

Exercise Price: The exercise price will be determined by the Compensation Committee, in its discretion. Although it is the general policy of the Compensation Committee to grant options at not less than the fair market value of the Common Stock on the date of grant, the Compensation Committee has reserved the right, in its discretion, to grant options at a lower price as and when it deems appropriate. In no event, however, will Incentive Stock Options be granted at an exercise price of less than the fair market value of the Common Stock on the grant date.

Special Rules for Certain Stockholders: If an Incentive Stock Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the exercise price will be at least 110% of the fair market value of the shares on the date that the option is granted. In addition, no more than 200,000 shares of Common Stock may be subject to Awards granted during any one calendar year to any one Covered Employee, as that term is defined in Code Section 162(m).

Status of Options: The Compensation Committee will designate the status of each option granted to an employee as either an Incentive Stock Option or a Nonqualified Stock Option at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Nonqualified Stock Options. All options granted to consultants and non-executive Directors will be Nonqualified Stock Options.

Payment: The Compensation Committee may determine the method by which the option price may be paid, including in cash, check or other shares of Common Stock. The 2008 Plan also allows the Compensation Committee, in its discretion, to permit cashless exercises.

Other Terms and Conditions: The Compensation Committee may establish such other terms and conditions on the grant of stock options, not inconsistent with the terms of the 2008 Plan, as it deems appropriate.

Restricted Stock and Restricted Stock Units

Payment: Unless otherwise determined by the Compensation Committee or as may be required to comply with applicable tax withholding obligations, grantees of Restricted Stock and Restricted Stock Units will not be required to pay the Company cash consideration for such Restricted Stock or Restricted Stock Units.

Vesting Conditions and Other Conditions: The Compensation Committee, in its discretion, shall determine the vesting conditions and other restrictions applicable to each award of Restricted Stock or Restricted Stock Units, including the duration and conditions to termination of such restrictions. The Compensation Committee may, in its discretion, reduce or shorten the duration of any vesting period or other restriction applicable to any award of Restricted Stock or Restricted Stock Units.

Stock Issuance and Stockholder Rights: Certificates representing shares of Restricted Stock will be issued to the grantee, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Except as the Compensation Committee otherwise might determine, during the restricted period the grantee will have all the rights of a stockholder to receive dividends and to vote the Restricted Stock. Certificates representing shares subject to a Restricted Stock Unit will be issued at such time as the Restricted Stock Unit has vested and other restrictions have lapsed. The grantee of Restricted Stock Units will not be entitled to any of the rights of a stockholder until the time that certificates are issued, provided that the Compensation Committee, in its discretion, may provide a participant with the right to receive amounts equivalent to the dividends and other distributions that otherwise would be payable on shares subject to the Restricted Stock Unit, either currently or upon vesting and lapse of restrictions, with such amounts payable in cash or Common Stock, as determined by the Compensation Committee.

Stock Appreciation Rights

Tandem SARs: Tandem SARs, which are SARs granted in connection with an underlying stock option, will entitle the participant to surrender all or part of the option for a cash payment at such time and to the extent such option is exercisable. Any such SAR will be exercisable only to the same extent and on the same terms as the related options are exercisable. An Incentive Stock Option may only be surrendered in connection with the exercise of a tandem SAR if the fair market value of the Common Stock underlying the option is greater than the option’s exercise price.

Free-Standing SARs: Free-standing SARs, which are SARs not granted in connection with stock options, will be exercisable as and when determined by the Compensation Committee.

Form of Payment: The Company may pay amounts due upon exercise of a SAR by delivery of Common Stock, cash, or a combination of the two, as determined in the discretion of the Compensation Committee.

Other Terms: The Compensation Committee will determine at the date of grant the times at which and the circumstances under which a SAR may be exercised, the method of exercise, whether the SAR will be in combination with another award, and any other terms and conditions of any SAR.

Phantom Stock Awards

Phantom Stock Awards under the 2008 Plan will be granted on such terms and subject to such conditions, not inconsistent with the 2008 Plan, as the Compensation Committee may prescribe.

Performance Awards

Form of Grants: Performance Awards may be in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and/or Phantom Stock as the Compensation Committee, in its discretion, may determine.

Performance Period: Performance periods will be established by the Compensation Committee, in its discretion, provided that no performance period may be less than one year.

Performance Measures: The Compensation Committee will use one or more of the following criteria, which will be determined in accordance with generally accepted accounting principles and may be used in absolute or relative terms, to measure the performance of the Company, or any parent, subsidiary, affiliate or division of the Company for a performance period:

(i)	net earnings or net income (before or after taxes)

(ii)	basic or diluted earnings per share (before or after taxes);

(iii)	revenue or revenue growth (gross or net)

(iv)	gross profit or gross profit growth

(v)	net operating profit (before or after taxes)

(vi)	operating income

(vi)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales)

(vii)	cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital)

(viii)	earnings and/or net income before or after taxes, interest, depreciation and/or amortization

(ix)	gross or operating margins

(x)	productivity ratios

(xi)	share price (including, but not limited to, growth measures and total stockholder return)

(xii)	cost and expense targets

(xiii)	margins

(xiv)	measures of operating efficiency

(xv)	objective measures of customer satisfaction

(xvi)	working capital targets

(xvii)	measures of economic value added, economic profit or economic value

(xviii)	inventory control

(xix)	enterprise value

Performance Awards Under Code Section 162(m) : The terms of any awards granted to persons who are “Covered Employees” (within the meaning of Code Section 162(m) ) will be interpreted by the Compensation Committee consistently with Code Section 162(m) and Treasury Regulations Section 1.162027(e)(2)(i).

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2007 with respect to the compensation plans under which equity securities of the Company are authorized for issuance. If our shareholders approve the 2008 Plan at the Annual Meeting, we will not make any further awards under our prior equity compensation plans and will make future awards exclusively from the 2008 Plan. To date, no awards have been made under the 2008 Plan and, since awards under the 2008 Plan are wholly within the discretion of the Compensation Committee, at present it is not possible for us to determine what benefits, if any, any persons or groups will receive under the 2008 Plan.

Plan category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,991,000	$1.57	2,311,000
Equity compensation plans not approved by security holders(2)	n.a.	n.a.	5,828,000

(1)	Equity compensation plans approved by security holders include (i) the TVI 1995 Non-Qualified Stock Plan, and (ii) the Plan. All securities remaining available for future issuance under equity compensation plans are available under the Plan. Does not reflect any shares reserved for issuance under the 2008 Plan.
(2)	Prior to January 17, 2008 equity compensation plans not approved by security holders consisted solely of an Incentive Bonus Program (the “Program”) that the Company entered into with three members of the SSES, LLC senior management team in conjunction with the Company’s acquisition of SSES, LLC on October 31, 2006. The Program was terminated in full effective on January 17, 2008 and no shares or other payments were issued or made thereunder whatsoever.

Federal Income Tax Aspects of the 2008 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2008 Plan. It does not address any state, local or foreign income or other tax consequences, which may vary significantly depending upon both the jurisdiction and the status of the stockholder/taxpayer. This summary also does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an Incentive or Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Phantom Stock, or the shares of Common Stock underlying any of the foregoing. The discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Incentive Stock Options

Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “Holding Period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in the income of the optionee will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the Holding Period has been satisfied, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the Holding Period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Code Section 162(m) as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Nonqualified Stock Options and Stock Appreciation Rights

As a general rule, no federal income tax is imposed on the optionee upon the grant of a Nonqualified Stock Option (whether or not including a Stock Appreciation Right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Nonqualified Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Nonqualified Stock Option or a Stock Appreciation Right, and subject to the application of Code Section 162(m), the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee, assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Nonqualified Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a Nonqualified Stock Option or a Stock Appreciation Right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Securities Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Nonqualified Stock Option or Stock Appreciation Right.

Restricted Stock

The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Code Section 162(m), the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Code Section 162(m), deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect, under Code Section 83(b), to be taxed at the time of grant of the Restricted Stock award, based on the fair market value of the shares of Common Stock on the date of the award, in which case (i) subject to Code Section 162(m), the Company will be entitled to a deduction at the same time and in the same amount; (ii) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company; and (iii) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

Performance Awards, Phantom Stock and Restricted Stock Units

An individual who has been granted a Performance Award, Phantom Stock or Restricted Stock Units generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award, Phantom Stock award or award of Restricted Stock Units is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Code Section 162(m), the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award, Phantom Stock or Restricted Stock Units prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Code Section 162(m), deductible as such by the Company.

Code Section 162(m)

Code Section 162(m) precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Code Section 162(m) as “qualified performance-based compensation” is specifically exempt from the deduction limit. Based on Code Section 162(m) and the regulations issued thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options granted by the Compensation Committee under the 2008 Plan should not be limited by Code Section 162(m). In 2008 the Internal Revenue Service issued Rev. Rul. 2008-13, which held that compensation paid to an executive is not “qualified performance-based compensation” for purposes of Code Section 162(m), even if the compensation is paid upon the attainment of the performance goal, if the plan agreement or contract provides for payment of compensation to an executive upon the attainment of a performance goal or for (i) termination without “cause” or for “good reason” or (ii) voluntary retirement. Further, the

Company believes that compensation income generated in connection with Performance Awards granted by the Compensation Committee under the 2008 Plan should not be limited by Code Section 162(m). The 2008 Plan has been designed to provide flexibility with respect to whether Restricted Stock awards granted by the Compensation Committee will qualify as performance-based compensation under Code Section 162(m) and, therefore, be exempt from the deduction limit. Assuming no election is made under Code Section 83(b), if the lapse of the forfeiture restrictions relating to a Restricted Stock award granted by the Compensation Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2008 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Code Section 162(m) if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock awards granted by the Compensation Committee will be subject to the Code Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control of the Company). Compensation income generated in connection with Phantom Stock awarded under the 2008 Plan will be subject to the Code Section 162(m) deduction limitation. Further, the income generated in connection with all awards granted under the 2008 Plan to the Chief Executive Officer of the Company will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Code Section 162(m).

The 2008 Plan is not qualified under Section 401(a).

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the 2008 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Vote Required and Recommendation

This Proposal will not be approved unless it receives the affirmative vote of the holders of a majority of the votes cast on such Proposal in person or by proxy. Because neither abstentions nor broker non-votes will be counted as votes cast, they will have no effect on the outcome of the Proposal. If not otherwise specified, proxies will be voted FOR the Proposal. The Company’s Directors and executive officers, who collectively held 724,462 shares of Common Stock, representing approximately 2.1% of such shares outstanding, as of the Record Date, have indicated that they intend to vote all of such shares FOR this Proposal.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED PROPOSAL TWO, THE APPROVAL OF THE 2008 TVI CORPORATION EQUITY INCENTIVE PLAN, AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL THREE: RATIFICATION OF SELECTION OF

REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS FOR 2008

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Audit Committee of the Board, which is composed entirely of independent Directors, has selected Stegman & Company to serve as the Company’s registered independent public accountants for the year ending December 31, 2008. The Board has approved this selection and, although ratification by the stockholders is not required by either law or the By-laws of the Company, both the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the critical role played by the independent public accountants in auditing the Company’s financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting. No determination has been made as to what action our Audit Committee and our Board would take if you fail to ratify the selection of Stegman & Company. Additionally, even if the selection is ratified, the Audit Committee retains discretion to select a new independent firm if the Audit Committee concludes such a change would be in the best interests of the Company and our stockholders.

Stegman & Company has audited our financial statements since fiscal 2003. A representative from Stegman & Company will be available at the Annual Meeting to answer your questions and make a statement if he or she desires.

Below is a breakdown of fees billed by Stegman & Company in 2007 and 2006:

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees	All Other Fees
2007	$118,835	$6,358	$750	$30,550
2006	$118,295	$19,259	$12,975	$—

(1)	Audit fees include work in connection with quarterly reviews.
(2)	This column includes fees, if any, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under “Audit Fees.” For 2006 and 2007, audit-related fees include services related to our internal control over financial reporting.

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Stegman & Company’s independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

This Proposal will not be approved unless it receives the affirmative vote of the holders of a majority of the votes cast on such Proposal in person or by proxy. Because neither abstentions nor broker non-votes will be counted as votes cast, they will have no effect on the outcome of the Proposal. If not otherwise specified, proxies will be voted FOR the Proposal.

PROPOSAL FOUR: STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED AGAINST APPROVAL OF THIS PROPOSAL.

A Company stockholder, Allen E. Bender, 2411 Pimpernel Drive, Waldorf, Maryland 20603, has given notice that he intends to introduce the following resolution and supporting statement at the 2008 Annual Meeting under SEC Rule 14a-8. The proposal will be voted on at the Annual Meeting if the proponent, or a qualified representative, is present at the meeting and submits the proposal for a vote. The proposal and the supporting statement appear below as received by us. The Company is not responsible for the accuracy or content of the proposal and supporting statement. Following the stockholder proposal are the Company’s reasons for opposing the proposal.

Stockholder Proposal

RESOLVED: That Section 1 – (c) of Article III of the By-laws of the Corporation be amended to eliminate classified three year terms for Directors and to provide for an annual election for one year terms; and to provide further that this provision will become effective immediately upon adoption, excepting only that the adoption of this amendment will not effect the unexpired terms of Directors elected to the board at or prior to the upcoming annual meeting at which this proposal is to be presented, and also provided that it may be changed thereafter only by affirmative vote of the Stockholders at a Stockholders meeting.

Supporting Statement

Description and Reason: Only about one-third of directors are elected each year making it impossible to change control of the Board by the Stockholders at a Stockholders meeting. Additionally, Maryland law protects an incumbent director elected under the classified system from being removed by Stockholders except for cause, thus preventing Stockholders from removing a director serving a three year term except by first proving “cause.”

According to the previous Board in implementing classified director terms this arrangement “will tend to perpetuate present management”, “will tend to discourage certain tender offers”, and “will also make it more difficult for our stockholders to change the composition of the Board.” This lack of accountability is not in the best interest of Stockholders.

If Proposal 3 is enacted there would be no classified structure and no terms of three years, only annual terms. The terms of currently elected directors would automatically convert to the new one year terms, and any new elections would be for annual terms. Since there are no classified terms, all directors would be subject to removal by the Stockholders.

The chief benefits of the classified term system given by the previous board were “to ensure continuity and stability in our board’s leadership and policies” although the board noted that there had been no such problems in the past. The use of classified terms protects and entrenches the Board even if a majority of Stockholders disagree with its “leadership and policies.”

There is no question that classified terms guarantee continuity of the Board since it is almost impossible for Stockholders ever to prevent the election of a Board nominee. Even the Board must wait three years if it makes a mistake to not re-nominate a director. Any benefits of classified terms comes at the expense of Board accountability both to itself and to the Stockholders.

Company Statement In Opposition

The Board unanimously recommends a vote AGAINST the proposal for the following reasons:

The current classified board structure was adopted by the Company and approved by its stockholders in May 2004. At that time, the Board believed that a classified board structure was in the best interests of both the Company and our stockholders in order both to ensure continuity and stability in our Board’s leadership and policies and to protect the interests of our stockholders in the event of an unsolicited offer for the Company. Four years later, your Board continues to believe that maintaining a classified board will serve the best interests of the Company and its stockholders for the same reasons. More fundamentally, your Board believes that a declassified board is not an appropriate substitute for good corporate governance. Instead, the Board believes that active involvement of outside Directors and appropriate and proactive governance policies are the best way to foster overall management accountability. Contrary to the assertion of the proponent, a classified Board structure does not operate to promote a lack of accountability, but rather strengthens the independence of our non-employee Directors.

The Board believes that the classified board provides important benefits to TVI and its stockholders including:

•

Promotion of a highly qualified Board with a longer-term strategic view. The classified Board helps to assure continuity and stability in the business and affairs of TVI. It does so by reducing the possibility of a sudden and disruptive change in the composition of the Board and the potential abrupt changes in strategy, policies and business relations that may result. Consequently, the Board has a solid and deeper knowledge of the Company, a broader perspective of its operations, and a better understanding of its future plans and opportunities. This board structure enables the Directors to build on past experience for more effective and longer-term strategic planning. A classified board structure also helps the Company attract and retain highly qualified individuals willing to commit the ever-increasing time and dedication necessary to understand the Company, its operations and its competitive environment.

•

Promotion of Good Corporate Governance. The classified board provides a strong balance in TVI’s overall corporate governance by promoting management accountability. It ensures that a majority of Directors at any given time will have experience in our business and affairs while at the same time affording our stockholders the opportunity to change up to one-third of the Board annually. It bears noting that Directors selected to a classified board are not less accountable to stockholders than they would be if all Directors were elected annually. Directors have the same fiduciary duties to represent the best interests of the Company and its stockholders regardless of the length of their terms. Since the classified board operates to strengthen the independence of the Company’s non-employee Directors, it provides a strong and healthy counter-balance in TVI’s overall corporate governance.

•

Protection against Unsolicited Unfavorable Offers for Corporate Control. The classified board structure is widely used to protect against unsolicited attempts to quickly gain control of a company without paying fair value for the company and its assets. It encourages a person seeking to obtain control of a company to negotiate directly with the Board. Because at least two annual meetings will generally be required to effect a change in control of the Board, the classified Board gives the incumbent Directors the time and leverage necessary to review any takeover proposal, negotiate more favorable terms for stockholders and consider alternate proposals and strategies.

The Board takes its responsibility to our stockholders seriously and does not believe that the use of a classified board reduces accountability. Stockholders have an annual opportunity to express their approval, or disapproval, of the performance of the Board as each class of directors stands for election.

Finally, directly contrary to the proponent’s assertion, even if the proposal is passed as submitted, the current classified board structure would not be eliminated. The proposal seeks to eliminate the current classified board structure by amending Article III, Section 1(c) of the Company’s By-Laws relating to the terms of our Directors. However, in August 2007 the Board adopted the protections of the Maryland Unsolicited Takeover Act, or “MUTA,” which, among other things, expressly provide for a classified board, notwithstanding any contrary By-law provision. Consequently and in addition to the required amendment of the Company’s By-Laws, in order to eliminate its classified board structure, the Company would also be required to “opt out” of this portion of MUTA. Under Maryland law, only the Board can take the steps necessary to “opt out” of all or a portion of MUTA. Therefore and contrary to the proponent’s assertion, approval of the proponent’s proposal by Company stockholders would not eliminate the current classified board structure, but instead would operate only as a non-binding recommendation to the Board that it repeal the Company’s MUTA election.

For these reasons, the Board recommends you vote AGAINST this proposal.

OTHER MATTERS

Except as noted immediately below, the Company does not know of any other matters that will come before the 2008 Annual Meeting. If any other matters are properly brought before the Annual Meeting, or if a person named as a Company nominee for election as a Director should decline or be unable to so serve, the persons named as proxy holders are authorized to vote the shares according to their discretion. If the Chairman of the Annual Meeting determines that any matter is not properly brought before the Annual Meeting, the Chairman will announce this at the Annual Meeting and the matter will not be considered.

The Company has received notification that a TVI stockholder, Allen E. Bender, intends to make each of the following seven proposals from the floor at the Annual Meeting (collectively, the “Other Bender Proposals”). Each of the Other Bender Proposals discussed below is in addition to Mr. Bender’s 14a-8 proposal to declassify our Board included above as Proposal Four.

Other Bender Proposal #1. This proposal seeks to amend the Company’s By-laws to increase the vote required to elect a Director in a non-contested election from a plurality to a majority.

Although a number of public companies have adopted majority voting provisions in recent years on the theory that such provisions provide stockholders with a greater voice in director elections, the Company does not believe that a majority director voting proposal is in the best interests of TVI stockholders at this time. For compelling reasons, plurality voting remains the prevailing standard for the election of federal, state and local officials, as well as for directors of many U.S. public companies. The methodology is well known and understood by stockholders. The proposal would alter this longstanding and widespread Director election voting procedure. Using the longstanding plurality-voting standard, we believe that our stockholders have generally elected extremely qualified and experienced Directors with a high level of personal and professional ethics, integrity and values. The Board also believes the adoption of this proposal could foster contested Director elections, which would expose our stockholders to additional unnecessary expense and uncertainty. Contested elections may also hamper the Board’s efforts to attract and retain the best Director candidates, who typically have competing opportunities available to them. Additionally, institution of majority voting for TVI Director elections could cause complications resulting from an election in which one or more Director candidates fail to obtain the necessary majority of the votes cast. For example, majority voting could increase the likelihood of failed elections, which would result both in incumbent Directors “holding over” in their offices beyond the meeting and vacancies in seats that had been reserved for new nominees. In sum, we do not believe that electing Directors under a different voting standard would result in a more effective Board.

Other Bender Proposal #2. This proposal purports to amend the Company’s By-laws to permit the calling of special stockholders’ meetings by stockholders who together own 25% or more of the Company’s outstanding common shares.

While the ability to more easily call special stockholders’ meetings in theory could add to stockholder information or awareness, the Board believes that the current majority threshold is reasonable and in the best interests of all stockholders. The current majority stockholder requirement prevents a small group of stockholders from calling costly and possibly numerous special meetings on topics and for reasons that are not in the best interests of the Company or a majority of its stockholders. Moreover, the money and resources that are required to prepare for and hold special meetings are significant, including the time and energy that must be devoted to the preparation, printing, and delivery of the required disclosure documents as well as other logistical preparations required to conduct such meetings. The Company also believes that the current majority requirement to call a special stockholders’ meeting does not serve as an “unnecessarily stringent requirement” as stated by the proponent, but rather protects the Company from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of TVI at a price or on terms that are not in the best interests of all TVI stockholders. Finally, actual implementation of the proposal would require a revocation of the Company’s MUTA election, which it adopted to protect against just such potentially coercive and abusive tactics. In sum, the Company continues to believe that the protections the current requirement affords are in the best interests of all TVI stockholders.

Other Bender Proposal #3. This proposal purports to amend the Company’s corporate charter to require the Board to establish the record date no later than ten calendar days after, and the meeting date no later than 60 calendar days after, the date of the receipt of a stockholder demand for a special meeting.

Under Maryland law, the Board has sole power to fix both the record date and the meeting date for any special stockholders’ meeting. Since such power is not accompanied by overriding language that permits a different rule to be set forth in a corporation’s charter or bylaws, even if the proposal is adopted, it would fail to achieve its stated outcome since it is directly inconsistent with law. Moreover, the Company believes that requiring the Board to set the record and meeting dates within the precise number of days required by the proposal is an unnecessarily and unreasonably inflexible requirement that could compromise the significant advance planning necessary for any productive and well-run special stockholders’ meeting, particularly since such meetings are, by their inherent nature, typically called to address extraordinary or other non-routine matters. Additionally, the Company believes that such a requirement could make TVI unacceptably vulnerable to unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of TVI at a price or on terms that are not in the best interests of all TVI stockholders by permitting such a meeting to occur on a timetable controlled to a significant degree by a party not acting in the best interests of Company stockholders. Although the Board has sole discretion in determining and setting such dates, the Board’s believes that its duty to act in the best interests of all stockholders effectively mitigates the risk that such discretion would be employed in an abusive manner. Consequently, the Company believes that the proposal provides no benefit to Company stockholders, since its passage would be ineffective and, even if implemented, any purported benefit provided would be significantly outweighed by its inflexible temporal nature.

Other Bender Proposal #4. This proposal purports to amend the Company’s corporate charter to permit stockholder action by the written consent of a majority of stockholders.

Although Maryland law provides that a corporation’s charter may permit stockholders to take action by written consent in lieu of holding a formal meeting, the Company does not believe that this alternative method of taking stockholder action is appropriate for a public company such as TVI. While adoption of the proposal would permit stockholders to take action without the necessity of calling or attending a formal meeting, the Company believes that stockholders’ meetings provide a unique and needed forum for the free and open exchange of ideas and opinions that promotes good governance and sound decision-making. A formal stockholders’ meeting also allows those assembled to consider and discuss events and matters that may not have been available or disseminated in the materials circulated for written consent. Moreover, since this proposal would permit the holders of a simple majority of the voting power of the Company to use the written consent procedure to take stockholder action without a meeting, it would decrease the ability of minority stockholders to have their views considered. Consequently, the Company believes that the net effect of this proposal would not be in the best interests of the Company or its stockholders.

Other Bender Proposal #5. This proposal purports to amend the Company’s corporate charter to repeal the Company’s MUTA election.

Contrary to the proponent’s unsupported assertion that the primary purpose of the Company’s MUTA election was a desire by the Board to entrench and insulate itself from shareholder oversight, the MUTA election represented a careful decision by the Board to protect the Company against potentially coercive and abusive tactics. The Company continues to believe that while the MUTA election limits certain actions that Company stockholders otherwise could take, MUTA gives the Board much needed flexibility to appropriately respond to tactics and efforts to acquire control of TVI at a price or on terms that are not in the best interests of all TVI stockholders. Specifically, in light of the recent trading range of the Company’s Common Stock, this flexibility is viewed by the Board as necessary. The Board intends to continue to monitor the net benefits and protections provided by MUTA and should it believe in the future that such protections are no longer necessary to protect all Company stockholders, it will move to repeal the MUTA election at that time.

Other Bender Proposal #6. This proposal purports to amend the Company’s corporate charter to provide that the terms, rights and conditions of each share of stock in any class or series of stock classified, reclassified, or issued thereunder shall be the same as for all other shares in the class or series regardless of ownership.

Although as worded the practical effect and operation of this proposal is notably unclear in a number of respects, the proponent’s statement in support of the proposal implies that the charter amendment he seeks would somehow modify or otherwise limit the Company’s Stockholder’s Rights Plan, which was adopted in 2003 to protect the Company against potentially coercive and abusive tactics not in the interests of all stockholders. However, since the proposed charter amendment is limited by its terms to “stock” and not securities generally, it would not cover the purchase rights issuable under the Rights Plan and, therefore would not operate to modify or otherwise limit the Rights Plan. Additionally, Maryland law provides specific recognition of a board of director’s authority to set the terms and conditions of a stockholder rights plan in its sole discretion which is not accompanied by overriding language that permits a different rule to be set forth in a corporation’s charter or bylaws. Accordingly, even if the amendment is intended to limit the operation of the Rights Plan, it would fail to do so because it is directly inconsistent with law. In sum, because the Company continues to believe that the Rights Plan provides net benefits to all Company stockholders, the Company does not believe that this proposal is in the best interests of TVI stockholders.

In addition to the concerns related to the Company’s Rights Plan, the Company believes that passage of the proposal would likely raise difficult interpretive issues and have unintended and potentially adverse consequences for our ability to engage in certain equity financings. Specifically, the Company believes that the uncertain operation of the proposed charter amendment could call into question its ability to issue or grant certain rights or privileges that typically are not made available to all security holders, such as registration rights, pre-emptive rights and other rights customarily employed to consummate such financings.

Other Bender Proposal #7. This proposal seeks stockholder approval for the reimbursement of the proponent’s reasonable out-of-pocket costs incurred in presenting both the Rule 14a-8 proposal included herein as Proposal Four and each of the Other Bender Proposals discussed above.

While reimbursing a stockholder for presenting proposals that are adopted, implemented and operate to promote the best interests of a company’s stockholders is good corporate policy, the Company does not believe that it is an appropriate use of Company funds to reimburse Mr. Bender for his out-of-pocket expenses incurred in presenting any of his eight various proposals. The Board is bound by fiduciary duties that expressly require it to take action to serve all Company stockholders and pursue TVI’s best interests. Individual Company stockholders are not so duty-bound and are free to nominate Director candidates and pursue other personal interests without regard to whether those candidates and interests are committed to the long-term best interests of the Company and its other stockholders. Consequently, the Company believes that the practical effect of this proposal is to encourage proxy contests by requiring all of our stockholders to bear the expense of one stockholder who seeks to elect Board candidates of his own choosing and promote his own proposals, thus promoting campaigns by minority stockholders (at virtually no cost to them) to seat hand-picked candidates or advance special interests not shared by stockholders generally. Moreover, since the Company does not believe that any of the proposals in question are in the best interest of the Company and its stockholders for all of the reasons stated above, it would be unsound corporate policy to reimburse such expenses.

In sum and for the reasons set forth above, the Board does not believe that any of the Other Bender Proposals are in the best interests of the Company and its stockholders.

The Company’s By-Laws and Maryland law govern whether a particular shareholder proposal is proper for consideration at the Annual Meeting. Under Maryland law, the power to determine whether to initiate a charter amendment is vested exclusively in a company’s board of directors. Additionally, under Maryland law, the power to repeal the Company’s MUTA election is vested exclusively in the Board. Therefore, without regard to any substantive merits of any such proposals, each of the Other Bender Proposals Nos. 2, 3, 4, 5 and 6 is inappropriate for stockholder action and the Chairman of the Annual Meeting will rule any such proposal out of order unless it is re-worded and presented before the Annual Meeting as a “precatory” proposal, that is, a recommendation that the Board consider taking such action. Such recommendation is not binding on the Board or the Company even if approved by the requisite number of stockholder votes. If any of the Other Bender Proposals are properly brought before the Annual Meeting, the Board strongly recommends that the stockholders present vote “AGAINST” each of these proposals. Also, if any of the Other Bender Proposals are properly brought before the Annual Meeting, the accompanying proxy card will confer discretionary authority to the proxy holders to vote on any and all of the Other Bender Proposals. Should any of the Other Bender Proposals be properly brought before the Annual Meeting, the proxy holders named in the proxy card intend to exercise their discretion to vote “AGAINST” each of such Other Bender Proposals.

YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION. WE URGE YOU NOT TO EXECUTE ANY PROXY CARD SENT TO YOU BY MR. BENDER OR ANY OTHER PARTY EVEN TO VOTE AGAINST THE OTHER BENDER PROPOSALS. DOING SO WILL CANCEL ANY PRIOR VOTE CAST ON A WHITE PROXY CARD IN FAVOR OF YOUR BOARD.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals Included In Proxy Statement

Proposals of Company stockholders that are intended to be presented by such stockholders at the Company’s 2009 Annual Meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting are subject to SEC Rule 14a-8 which currently provides that such proposals must be received by the Company at its principal executive offices no later than January 18, 2009, which is 120 calendar days prior to the anniversary of May 19, 2008, the release date of this Proxy Statement relating to the 2008 Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement for the meeting and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included In The Proxy Statement

Our By-laws currently provide that stockholders seeking to bring business before an annual stockholders meeting, or to nominate candidates for election as Directors at an annual stockholders meeting, must provide timely notice in writing. Under our current By-laws, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual stockholders meeting. However, in the event that the annual stockholders meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the immediately preceding annual stockholders meeting, to be timely any such notice must be delivered not earlier later than the close of business on the 120th day prior to such annual stockholders meeting and later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. These By-law provisions do not affect the timing of stockholder proposals submitted under Rule 14a-8.

Our By-laws specify other requirements, including requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual stockholders meeting or from making nominations for Directors at an annual stockholders meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 accompanies this Proxy Statement. Additional copies of the Company’s Annual Report on Form 10-K may be obtained, without charge, by written request to the Corporate Secretary at TVI Corporation, 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769. The Form 10-K is not part of this Proxy Statement or the proxy solicitation materials.

APPENDIX A

Information Concerning Participants in the Solicitation

Under applicable SEC regulations, General Hughes, Messrs. Hammond, Parchman, Sullivan, Yount, Baugh, Kline, Brown and Hunt and Ms. Voelkel are deemed to be “participants” in our solicitation of proxies for the 2008 Annual Meeting. The following information is provided for these individuals.

Certain Information Concerning Directors, Director Nominees, Officers and Certain Employees

Name	Present Principal Occupation	Principal Business Address	Shares of Common Stock Owned	Number of Options Owned
Harley A. Hughes	President and Chief Executive Officer, TVI Corporation; TVI Board Member	7100 Holladay Tyler Road Glenn Dale, MD 20769	125,906	325,000

Mark N. Hammond	Chief Financial Officer, American Beverage Association; Independent TVI Board Member	1101 Sixteenth Street, N.W. Washington, DC 20036-4877	635,799	25,000

Todd L. Parchman	Managing Director, Parchman, Vaughan & Company, L.L.C; Independent TVI Board Member	Symphony Center, Suite 120 1040 Park Avenue Baltimore, MD 21201	45,660	50,000

Richard P. Sullivan	Former President and Chief Executive Officer of Cargill Detroit Corporation; Independent TVI Board Member	4405 Greenway Baltimore, MD 21218-1014	124,642	25,000

Donald C. Yount, Jr.	Executive Vice President, Chief Operating Officer and TVI Board Member	7100 Holladay Tyler Road Glenn Dale, MD 20769	134,953	300,000

Thomas N. Brown	Senior Vice President and President of SSES Rental Services, TVI Corporation	285 Bucheimer Road Frederick, MD 21701	277,368	0

Sherri S. Voelkel	Senior Vice President, Chief Financial Officer & Treasurer, TVI Corporation	7100 Holladay Tyler Road Glenn Dale, MD 20769	6,000	135,000

William C. Baugh	Senior Vice President and President Shelters and Related Products, TVI Corporation	7100 Holladay Tyler Road Glenn Dale, MD 20769	210,000	170,000

Dale E. Kline, Jr.	Senior Vice President and President of Personal Protection Equipment, TVI Corporation	5703 Industry Lane Frederick, MD 21704	681,947	0

Sean R. Hunt	Senior Vice President, General Counsel and Secretary, TVI Corporation	7100 Holladay Tyler Road Glenn Dale, MD 20769	36,515	280,366

No participant owns shares of record but not beneficially. Information reported in “Number of Options Owned” columns above includes all outstanding options as of May 1, 2008 without regard to vesting restrictions.

Information Regarding Transactions in our Securities by Participants

The following table sets forth information regarding purchases and sales during the past two years of shares of TVI common stock by the Participants. Except as set forth below or as otherwise disclosed in this Proxy Statement, none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

	Shares of Common Stock Purchased or Sold (May 1, 2006 to April 30, 2008)
Name	Date	Number of Shares	Description
Harley A. Hughes	5/15/06	7,267	(1)
	5/15/07	10,000	(2)
	5/24/07	31,250	(1)
	8/13/07	25,000	(2)
	12/03/07	38,000	(2)

Mark N. Hammond	5/15/06	7,267	(1)
	5/14/07	50,000	(4)
	5/14/07	10,000	(2)
	5/24/07	31,250	(1)
	7/18/07	50,000	(4)
	12/4/07	500	(2)
	12/5/07	4,500	(2)
	8/13/07	25,000	(8)
	5/14/07	10,000	(9)
	12/28/06	445	(10)
	2/23/07	1,500	(10)

Todd L. Parchman	5/15/06	7,267	(1)
	5/24/07	31,250	(1)
	11/09/06	5,000	(5)
	8/13/07	40,000	(5)
	12/03/07	50,000	(5)
	12/03/07	10,000	(11)

Richard P. Sullivan	8/06/07	44,642	(1)
	8/13/07	20,000	(2)
	8/14/07	10,000	(2)
	12/3/07	25,000	(2)
	3/14/08	25,000	(2)

Donald C. Yount, Jr.	5/15/06	7,267	(1)
	5/24/07	31,250	(1)
	8/16/07	15,000	(2)
	8/30/07	10,000	(2)
	12/03/07	20,000	(2)

Thomas N. Brown	10/31/06	13,629	(6)
	1/21/07	18,717	(6)
	4/30/07	31,323	(6)
	7/31/07	67,038	(6)
	10/31/07	146,661	(6)

Sherri S. Voelkel	5/08/07	1,000	(12)
	8/22/07	5,000	(2)

William C. Baugh	08/29/07	80,000	(7)
	12/04/07	80,000	(7)
	12/17/07	50,000	(7)

Dale E. Kline, Jr.	12/03/07	100,00	(2)

Sean R. Hunt	9/11/07	12,750	(2)
	12/3/07	23,765	(2)

(1)	Award of stock as for service as a TVI director
(2)	Open market purchase
(3)	Open market sale
(4)	Exercise of stock options issued for service as a director
(5)	Open market purchase of shares by Parchman Vaughan & Company Retirement Plan LLC, of which participant is trustee
(6)	Shares issued at fair market value in lieu of cash as part of non-compete payment under participant’s Employment Agreement
(7)	Open market purchase by IRA of which participant is trustee; shares listed as acquired on 8/29/07 include shares acquired prior to such date (participant’s first date as a Section 16 reporting person)
(8)	Open market purchase of shares by participant’s daughter
(9)	Open market purchase by IRA of which participant is trustee
(10)	Bona fide gift of shares
(11)	Open market purchase of shares by participant’s son
(12)	Open market purchase of shares; shares listed as acquired on 5/08/07 include shares acquired prior to such date (participant’s first date as a Section 16 reporting person)

Miscellaneous Information Concerning Participants

We have employment agreements with our President, our Executive Vice President and each of our Senior Vice Presidents identified as a Participant in the table above, other than Mr. Brown. The terms of each of such employment agreement is as disclosed in the Proxy Statement.

Except as described in this Appendix A or otherwise disclosed in the Proxy Statement:

•	No Participant or any of their associates owns, directly or indirectly, any shares of common stock or other securities of TVI or any of its subsidiaries.

•

No Participant is, or has been within the past year, a party to any contract, arrangement or understanding with respect to any securities of TVI, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•

No Participant or any of their associates is a party to any transactions or series of similar transactions since the beginning of TVI’s last fiscal year, or any currently proposed transaction or series of similar transactions, (i) in which TVI or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which any such person had or will have a direct or indirect material interest.

•

No Participant or any of their associates has entered into any agreement or understanding with any person respecting any future employment by TVI or its affiliates or any future transactions to which TVI or any of its affiliates will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

•	No Participant has been convicted, during the past ten years in a criminal proceeding (excluding traffic violations or similar misdemeanors).

•

There are no material proceedings to which any Participant or any of their associates is a party adverse to TVI or any of its subsidiaries or has a material interest adverse to TVI or any of its subsidiaries.

•	There are no family relationships among the Directors, Director nominees and executive officers of TVI.

Appendix B

TVI CORPORATION

2008 EQUITY INCENTIVE PLAN

TVI CORPORATION

2008 EQUITY INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

TVI Corporation, a Maryland corporation (“TVI” or the “Company”), hereby establishes the TVI Corporation 2008 Equity incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by: (a) providing incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (b) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan permits the granting of Awards in the form of Stock Options (consisting of both Incentive Stock Options and Nonqualified Stock Options), Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Phantom Stock, and Performance Awards, in each case as such term is defined below, and any combination of the foregoing.

2.	Definitions

In addition to the terms elsewhere defined herein and except where the context otherwise expressly indicates, when used under the Plan the following definitions apply:

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own directly or indirectly not less than fifty percent (50%) of such entity.

(b) “Award” means a Stock Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, Phantom Stock, and a Performance Award, and any combination of the foregoing.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” unless otherwise defined in the Grant Agreement or in a written employment, or services or other agreement between the Participant and the Company means: (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services, (ii) a Participant’s engagement in conduct that is materially injurious to the Company or an Affiliate, (iii) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company’s or an Affiliate’s reputation or business; or (iv) willful failure by an optionee to follow the lawful directions of the Board or a superior officer.

(e) “Change of Control” unless otherwise defined in the Grant Agreement or in a written employment, or services or other agreement between the Participant and the Company means:

(i) The consummation of a merger, consolidation or other reorganization of the Company with or into another entity or any other corporate reorganization of the Company, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization (or, if applicable, more than fifty percent (50%) of the combined voting power of the ultimate parent company that directly or indirectly has beneficial ownership of the securities of such continuing or surviving entity) is not owned directly or indirectly by persons who were holders of the Company’s then-outstanding voting securities immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets to an entity that is not a Parent, a Subsidiary or an Affiliate of the Company;

(iii) Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities. For purposes of this subsection, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude: (A) any Parent, Subsidiary or Affiliate of the Company, (B) any employee benefit plan (or related trust) sponsored or maintained by the Company, a Parent, or any Subsidiary or Affiliate, and (C) any underwriter temporarily holding securities pursuant to an offering of such securities; or

(iv) A change in the composition of the Board over a period of twenty four (24) consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a director whose election, or nomination for election by the Company’s Stockholders, was approved by a vote of at least a majority of the directors then comprising the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(g) “Committee” means the Board or a committee of the Board appointed pursuant to Section 3 hereof to administer the Plan.

(h) “Committee Delegate” means the Chief Executive Officer or other senior executive officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(c).

(i) “Covered Employee” means an employee of the Company or any Parent, Subsidiary or Affiliate who is subject to Code Section 162(m).

(j) “Disability” unless otherwise defined by the Committee, in the Grant Agreement, or in a written employment, or services or other agreement between the Participant and the Company, means a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of any such plan, a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Committee, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity on behalf of the Company.

(k) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

(l) “Fair Market Value” of the Stock for any purpose on a particular date means:

(i) if the Stock is traded on a public securities exchange or a national automated quotation system, the closing price for Stock on the relevant date, or (if there were no sales on such date) the closing price on the nearest day before the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee; or

(ii) if the Stock is not traded on a public securities exchange or a national quotation system on such date, the price determined in a manner such as the Committee shall in good faith determine to be appropriate.

(m) “Good Reason” unless otherwise defined by the Committee, in the Grant Agreement, or in a written employment, or services or other agreement between the Participant and the Company means the occurrence of any of the following events or conditions and the failure of the Company to cure such event or condition within thirty (30) days after receipt of written notice from the Participant: (i) a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) that represents a material change and substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; (ii) the assignment to the Participant of any duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities; (iii) a reduction in the Participant’s annual base salary; (iv) the Company’s failure to provide the Participant with compensation and benefits, considered as a whole, substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under all material employee benefit plans, programs and practices as in effect immediately prior thereto; or (v) the Company’s requirement that the Participant (without the Participant’s consent) be based at any place outside a 50-mile radius of his or her place of employment prior thereto, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior thereto.

(n) “Grant Agreement” means a written agreement between the Company and a grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

(o) “Grant Date” means the date on which the Committee formally acts to grant an Award to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(p) “Incentive Stock Options” or “ISOs” means Stock Options intended to meet the requirements of Code Section 422.

(q) “Nonqualified Stock Options” means Stock Options that do not meet the requirements of Code Section 422.

(r) “Parent” means a company, whether now or hereafter existing, within the meaning of the definition of “parent company” provided in Code Section 424(e), or any successor thereto of similar import.

(s) “Participant” means a director, officer, employee or consultant of the Company, or any Parent, Subsidiary or Affiliate, who is granted an Award under the Plan.

(t) “Performance Award” means an Award under Section 10.

(u) “Performance Measure” means one or more of the following criteria selected by the Committee to measure performance of the Company or any Parent, Subsidiary or Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms:

(i)	net earnings or net income (before or after taxes);

(ii)	basic or diluted earnings per share (before or after taxes);

(iii)	revenue or revenue growth (gross or net);

(iv)	gross profit or gross profit growth;

(vii)	net operating profit (before or after taxes);

(viii)	operating income;

(vi)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vii)	cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital);

(ix)	earnings and/or net income before or after taxes, interest, depreciation and/or amortization;

(ix)	gross or operating margins;

(x)	productivity ratios;

(xi)	share price (including, but not limited to, growth measures and total stockholder return);

(xii)	cost and expense targets;

(xiii)	margins;

(xiv)	measures of operating efficiency;

(xv)	objective measures of customer satisfaction;

(xvi)	working capital targets;

(xvii)	measures of economic value added, economic profit or economic value;

(xix)	inventory control; and

(xix)	enterprise value.

Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied and, if so determined by the Committee and, in the case of a Performance Award to a Covered Employee, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

(v) “Performance Period” means a period of not less than one (1) year over which the achievement of targets for Performance Measures shall be determined.

(w) “Phantom Stock” means Awards under Section 9.

(x) “Restricted Stock” and “Restricted Stock Units” means Awards under Section 7.

(y) “Retirement” unless otherwise defined by the Committee from time to time for purposes of the Plan, means Termination of Service on or after the date the individual reaches “normal retirement age” as that term is defined in Code Section 411(a)(8).

(z) “Rule 16b-3” means Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Exchange Act Section 16(b).

(aa) “Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

(bb) “Stock” means shares of the Common Stock of the Company, par value $0.01 per share.

(cc) “Stock Appreciation Rights” or “SARs” means Awards under Section 8(a) to (d).

(dd) “Stock Options” means either or both Nonqualified Stock Options and/or Incentive Stock Options, as the case may be.

(ee) “Subsidiary” and “Subsidiaries” means only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Code Section 424(f), or any successor thereto of similar import.

(ff) “Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Change of Control transaction involving the Company in which is not the surviving entity.

(gg) “Termination of Service” means a Participant’s termination of employment or service relationship with the Company for any reason, whether voluntary or involuntary, including death, Disability, Retirement or otherwise, as determined by the Committee in its sole discretion.

3.	Administration

(a) Generally. The Plan shall be administered by the Board. In the alternative, the Board may delegate authority to a Committee to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Such Committee shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule of similar import, and an “outside director” within the meaning of Code Section 162(m) and the regulations promulgated thereunder.

(i) Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board.

(ii) Members of the Board or Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

(iii) The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b) Secondary Committees and Sub-Plans. The Board may, in its sole discretion, divide the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Board hereunder are delegated (each of which shall be regarded as a “Committee” under the Plan with respect to such duties and powers), or delegate all of its duties and powers hereunder to a single Committee. Additionally, if permitted by applicable law, the Board or Committee may delegate any or all of its duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. However, only the Committee described under Section 3(a) may designate and grant Awards to Participants who are subject to Section 16 of the Exchange Act or Code Section 162(m) (other than Awards exempt from the application of Code Section 162(m). The Committee shall also have the power to establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate schemes, for the purpose of establishing schemes which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

(c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the Participants to whom, and the time or times at which, Awards shall be granted;

(ii) determine the types of Awards to be granted;

(iii) determine the number of shares of Stock and/or amount of cash to be covered by or used for reference purposes for each Award;

(iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a grantee’s Termination of Service with the Company or any Parent, Subsidiary or Affiliate during which the Award shall remain exercisable;

(v) modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the grantee without the grantee’s consent, or constitute a repricing of Stock Options without the consent of the holders of the Company’s voting securities under (vi) below;

(vi) only with the approval of the holders of the voting securities of the Company to the extent that such approval is required by applicable law, the regulation or the rules of an national securities exchange or automated quotation system to which the Company is subject, reprice Incentive Stock Options and Nonqualified Stock Options either by amendment to lower the exercise price or by accepting such Stock Options for cancellation and issuing replacement Stock Options with a lower exercise price or through any other mechanism;

(vii) accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award;

(viii) establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period; and

(ix) permit the deferral of, or require a Participant to defer such Participant’s receipt of, the delivery of Stock and/or cash under an Award that would otherwise be due to such Participant and establish rules and procedures for such payment deferrals, provided the requirements of Code Section 409A are met with respect to any such deferral.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. The members of the Board and Committee and any Committee Delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Articles of Incorporation Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, as a matter of law, or otherwise.

(f) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

(g) Apprising the Board. The Committee will inform the Board regarding its activities under the Plan not less frequently than at each scheduled Board meeting and at such other times as the Board may request.

4.	Stock Available Under the Plan; Maximum Awards

(a) Stock Available Under the Plan.

(i) Subject to adjustments as provided in Section 13 of the Plan, the Stock that may be delivered or purchased or used for reference purposes (with respect to Stock Appreciation Rights, or Phantom Stock) with respect to Awards granted under the Plan, including with respect to Incentive Stock Options, shall not exceed an aggregate of three million two hundred fifty thousand (3,250,000) shares. Stock available under the Plan may be, in any combination, authorized but unissued Stock, treasury Stock and Stock that is repurchased, in the market, and canceled by the Company. The Company shall reserve said number of shares of Stock for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan. If any Award, or portion of an Award, issued under the Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Stock without the delivery by the Company (or, in the case of Restricted Shares, without vesting) of Stock or other consideration, the Stock subject to such Award shall thereafter be available for further Awards under the Plan.

(b) Maximum Awards to Covered Employees. The maximum number of shares of Stock subject to Awards that may be granted during any one calendar year to any one Covered Employee shall be limited to five hundred thousand (500,000). To the extent required by Code Section 162(m) and so long as Code Section 162(m) is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing maximum with respect to which the related Award is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted.

5.	Participation

(a) Participation in the Plan shall be open to all directors, officers, employees and consultants of the Company, or of any Parent, Subsidiary or Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to employees of the Company or of any Parent or Subsidiary of the Company.

(b) Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.	Stock Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to Participants Awards of Nonqualified Stock Options and/or Incentive Stock Options. Any Awards of Stock Options shall be subject to the following terms and conditions.

(a) Grant of Stock Option. The grant of a Stock Option shall be evidenced by a Grant Agreement, executed by the Company and the grantee, stating the number of shares of Stock subject to the Stock Option evidenced thereby, the exercise price and the terms and conditions of such Stock Option, in such form as the Committee may from time to time determine.

(b) Exercise Price. The price per share payable upon the exercise of each Stock Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the shares on the Grant Date, unless the Stock Option complies with Code Section 409A.

(c) Payment; Exercise. To the extent a Stock Option has vested and become exercisable, it may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by grantee for at least six (6) months, or a combination of cash and such Stock, or by such other means as the Committee may prescribe including, by instructing the Company to withhold from the shares of Stock issuable upon exercise of the Stock Option shares of Stock in payment of all or any part of the exercise price and/or any related withholding-tax obligations, which shares of Stock shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The Fair Market Value of Stock delivered on exercise of Stock Options shall be determined as of the date of exercise. If the Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

(d) Term of Stock Options. The term during which each Stock Option may be exercised shall be determined by the Committee; provided, however, that in no event shall a Stock Option be exercisable more than ten (10) years from the date it is granted. Prior to the exercise of the Stock Option and delivery of the Stock certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding Stock Option.

(e) Vesting. The Committee shall establish and set forth in each instrument that evidences a Stock Option the time at which, or the installments in which, the Stock Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

(f) Post-Termination Exercise. The Committee shall establish and set forth in each Grant Agreement evidencing a Stock Option whether the Stock Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company, which provisions may be waived or modified by the Committee at any time. If not so established in Grant Agreement, the Stock Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(i) Any portion of a Stock Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire immediately and automatically on such date.

(ii) Any portion of a Stock Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(A) if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date which is three (3) months after such Termination of Service;

(B) if the Participant’s Termination of Service occurs by reason of Disability or death, the one-year anniversary of such Termination of Service;

(C) if the Participant’s Termination of Service occurs by reason of Cause, immediately and automatically upon the first notification to the Participant of such termination; and

(D) the last day of the stated term of the Stock Option (the “Option Expiration Date”).

(iii) Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while a Stock Option is otherwise exercisable, the portion of the Stock Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (A) the Option Expiration Date and (B) the one-year anniversary of the date of death, unless the Committee determines otherwise. Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Stock Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise.

(g) Additional Restrictions on ISOs. Incentive Stock Option Awards granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

(i) Grant Date. An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Company’s stockholders.

(ii) Exercise Price and Term. The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the Stock Option is granted and the term of the Stock Option shall not exceed ten (10) years. Also, the exercise price of any Incentive Stock Option granted to a grantee who owns (within the meaning of Code Section 422(b)(6), after the application of the attribution rules in Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Parent or Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such Stock Option shall not exceed five (5) years.

(iii) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any grantee in any calendar year under this or any other plan of the Company and its Parent and Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Code Section 422. To the extent that such aggregate Fair Market Value shall exceed One Hundred Thousand Dollars ($100,000), or other applicable amount, such Stock Options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

(iv) Permitted Grantees. Incentive Stock Options shall only be issued to employees of the Company or of a Parent, Subsidiary or Affiliate of the Company.

(v) Designation. No Stock Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Stock Option.

(vi) Stockholder Approval. No Stock Option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

(h) Other Terms and Conditions. Stock Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Restricted Stock and Restricted Stock Units

(a) In General. Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for removal of restrictions as it determines. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

(b) Vesting Conditions and Other Restrictions. Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any vesting or other restriction applicable to any Restricted Stock or Restricted Stock Units awarded to any grantee under the Plan.

(c) Stock Issuance and Stockholder Rights.

(i) Restricted Stock. Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the grantee may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the grantee shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

(ii) Restricted Stock Units. Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, and/or Stock shall be registered, upon vesting and lapse of any other restrictions with respect to the issuance of Stock under such Award. The grantee will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock and/or the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding, which payments may, in the Committee’s discretion, either be made currently or credited to an account for the Participant, and may be settled in cash or Stock, all as determined by the Committee. Unless otherwise determined by the Committee with respect to a particular Award, each outstanding Restricted Stock Unit shall accrue such dividend equivalents, deferred as equivalent amounts of additional Restricted Stock Units, which amounts will be paid only when and if the Restricted Stock Unit (on which such dividend equivalents were accrued) vests and becomes payable. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid dividend equivalents shall be forfeited.

8.	Stock Appreciation Rights

(a) Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights to Participants, either on a free-standing basis (without regard to or in addition to the grant of a Stock Option) or on a tandem basis (related to the grant of an underlying Stock Option), as it determines. SARs granted in tandem with or in addition to a Stock Option may be granted either at the same time as the Stock Option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the grantee. SARs shall be evidenced by Grant Agreements, executed by the Company and the grantee, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten years from the date it is granted. The grantee shall have none of the rights of a stockholder with respect to any Stock represented by a SAR.

(b) Restrictions of Tandem SARs. No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with Stock Options shall be exercisable only to the same extent and subject to the same conditions as the Stock Options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

(c) Amount of Payment upon Exercise of SARs. A SAR shall entitle the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Stock over (B) the base price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Stock Option (or any portion or portions thereof which the grantee from time to time determines to surrender for this purpose). The base price per share under a SAR shall not be less than the Fair Market Value of a share of Stock on the Grant Date, unless the SAR complies with Code Section 409A.

(d) Form of Payment upon Exercise of SARs. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Stock or cash, or any combination of Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in Stock, the number of shares of Stock shall be determined by dividing such portion by the Fair Market Value of a share of Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

9.	Phantom Stock

Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Phantom Stock to Participants, which represents the right to receive payments in cash, Stock or other consideration, equal to the Fair Market Value of a specified number of shares of Common Stock at such time, and subject to such conditions, as are set forth in the Grant Agreement. The grant of Phantom Stock shall be evidenced by a Grant Agreement, executed by the Company and the Participant, that incorporates the terms of the Plan and states the number of shares of Phantom Stock evidenced thereby and the terms and conditions of such Phantom Stock, in such form as the Committee may from time to time determine. Phantom Stock granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. Each share of Phantom Stock shall represent the value of one (1) share of Stock. Phantom Stock shall become payable in whole or in part in such form, at such time or times and pursuant to such conditions in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may prescribe, and/or such determinations, orders or decisions as the Committee may make. Except as otherwise provided in the applicable Grant Agreement, the Participant shall have none of the rights of a stockholder with respect to any shares represented by Phantom Stock as a result of the grant of Phantom Stock to the grantee. Phantom Stock may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine desirable or appropriate from time to time.

10.	Performance Awards

(a) In General. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and/or Phantom Stock to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(b) Covered Employee Targets. After the Company is subject to Code Section 162(m), in connection with any Performance Awards granted to a Covered Employee, the Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of: (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards with respect to Covered Employees, it is the intent of the Plan to conform with the standards of Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in interpreting the Plan shall be guided by such provisions.

11.	Withholding and Reporting of Taxes

The Company may require, as a condition to the grant of any Award under the Plan, vesting or exercise pursuant to such Award or to the delivery of certificates for shares of Stock issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement, that the grantee pay to the Company, in cash or, if approved by the Company, in Stock, including Stock acquired upon grant of the Award or exercise of the Award, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind or any applicable taxes or other required withholding of any other jurisdiction required by law to be withheld with respect to any taxable event under the Plan. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind or any applicable taxes or other required withholding of any other jurisdiction required by law to be withheld with respect to the grant, vesting, exercise or payment of or under any Award under the Plan or a Grant Agreement, or to retain or sell a sufficient number of the shares of Stock to be issued to such grantee to cover any such taxes. The Company or any Parent, Subsidiary or Affiliate shall comply with any applicable tax reporting requirements of any jurisdiction imposed on it by law with respect to the granting, vesting, exercise and/or payment of Awards.

12.	Transferability

No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative. Notwithstanding the foregoing, an Award other than an Incentive Stock Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a company, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the grantee and/or Family Members, or (iii) a trust in which the Grantee and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

13.	Adjustments; Business Combinations

(a) Adjustments. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by the changes in the shares referred to above.

(b) Change of Control. In the event of any proposed Change of Control under Section 2(d)(i), (ii) or (iii), the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the grantees of Awards, which action may include, without limitation, any one or more of the following, provided such action is in compliance with Code Section 409A, if applicable: (i) acceleration or change of the exercise and/or expiration dates of any Award to require that exercise be made, if at all, prior to the Change of Control; (ii) cancellation of any Award upon payment to the holder in cash of the Fair Market Value of the Stock subject to such Award as of the date of (and, to the extent applicable, as established for purposes of) the Change of Control, less the aggregate exercise price, if any, of the Award; and (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

(c) Dissolution and Liquidation. In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any Grant Agreement, or other agreement evidencing a Stock Option, Stock Appreciation Right, Phantom Stock, Restricted Stock or Restricted Stock Unit Award, provided such action is in compliance with Code Section 409A, if applicable: (i) each grantee shall have the right to exercise his Stock Option, Stock Appreciation Right, or Phantom Stock or to require delivery of Stock certificates, and/or registration of the Stock, representing any such Restricted Stock or Restricted Stock Unit Award, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Stock Option, Stock Appreciation Right, Phantom Stock, Restricted Stock or Restricted Stock Unit Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation or surrender to avoid subjecting the grantee to liability under Exchange Act Section 16(b). Any Stock Option, Stock Appreciation Right or Phantom Stock not so exercised, canceled or surrendered shall terminate on the last day for exercise prior to such effective date; and any Restricted Stock or Restricted Stock Units as to which there has not been such delivery of Stock certificates or that has not been so canceled or surrendered, shall be forfeited on the last day prior to such effective date. The Committee shall give to each grantee written notice of the commencement of any proceedings for such liquidation and dissolution of the Company and the grantee’s rights with respect to his outstanding Award.

(d) Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 13) affecting the Company, or the financial statements of the Company or any Parent, Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

14.	Termination and Amendment

(a) Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan).

(b) Amendments by the Committee. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Sections 3(c) and (d) and to the extent that the Committee would have had the authority to make such Award as so amended.

(c) Approval of Grantees. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the grantee. Further, no amendment to the Plan or an Award shall be made which would cause any Award to fail to either comply with or meet an exception from Code Section 409A.

15.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Parent, Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Parent, Subsidiary or Affiliate to terminate an employee at any time.

16.	Termination of Service

For purposes of maintaining a grantee’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and the Company’s Parent, Subsidiaries or Affiliates shall not be considered a

Termination of Service. Nor shall it be considered a Termination of Service for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

17.	Written Agreement

Each Grant Agreement entered into between the Company and a grantee with respect to an Award granted under the Plan shall incorporate the terms of the Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19.	Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.	Listing and Registration

If the Company determines that the listing, registration or qualification upon any securities exchange or upon any listing or quotation system established by the National Association of Securities Dealers, Inc. or under any law of Stock subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Stock thereunder, no such Award may be exercised in whole or in part and no restrictions on such Award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

21.	Compliance with Securities Law

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any Stock certificate, provide to the Company, at the time of each such exercise and each such delivery, a written representation that the Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Company may also require that a grantee submit other written representations that will permit the Company to comply with applicable federal and state securities laws in connection with the issuance of the Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee’s ability to bear the economic risk of the grantee’s investment. The Company may require that the grantee obtain a “purchaser representative” as that term is defined in applicable federal and state securities laws. Any Stock certificates for shares issued pursuant to the Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or NASDAQ System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

22.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

23.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Company or any Parent, Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Phantom Stock Units otherwise than under the Plan.

24.	No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Parent, Subsidiary or Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to amalgamate, merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Parent, Subsidiary or Affiliate as a result of such action.

25.	Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Maryland. Unless otherwise provided in the Grant Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or local courts of the State of Maryland, to resolve any and all issues that may arise out of or relate to the Plan or any related Grant Agreement. The Awards under the Plan are intended to either comply with or meet an exception from Code Section 409A and shall be so interpreted.

26.	Plan Subject to Charter and Bylaws

This Plan is subject to the Company’s Articles of Incorporation and Bylaws of the Company, as they may be in effect and amended, supplemented and otherwise modified from time to time.

27.	Effective Date; Termination Date

The Plan is effective as of the date on which the Plan is approved by the stockholders of the Company. Awards may be granted under the Plan prior and subject to such stockholder approval. In the event the Plan is not so approved by the stockholders, all prior Awards granted shall be null and void and without effect. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

*    *    *

Date Approved by the Board: April 1, 2008

Date Approved by Company Stockholders: June     , 2008

TVI CORPORATION ATTN: GENERAL COUNSEL 7100 HOLLADAY TYLER RD. GLENN DALE, MD 20769

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TVI Corporation, c/o The Altman Group, P.O. Box 238, Lyndhurst, NJ 07071-9902

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	TVIC01 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED .

TVI CORPORATION

VOTE ON DIRECTORS

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

1.	Election of Directors Nominees (Terms will expire on 2011) 01) Todd L. Parchman 02) Richard P. Sullivan	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

(The Board of Directors unanimously recommends a vote FOR the election of these nominees.)

VOTE ON PROPOSALS

		FOR	AGAINST	ABSTAIN

2.	Approve the TVI Corporation 2008 Equity Incentive Plan	☐	☐	☐

(The Board of Directors unanimously recommends a vote FOR approval.)
		FOR	AGAINST	ABSTAIN

3.	Ratify the selection of Stegman & Company as the Company’s registered independent public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐

(The Board of Directors unanimously recommends a vote FOR approval.)

		FOR	AGAINST	ABSTAIN

4.	Approve the stockholder proposal seeking to declassify the Company’s Board of Directors	☐	☐	☐

(The Board of Directors unanimously recommends a vote AGAINST approval.)

5.	In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the Company’s director nominees, FOR the approval of the 2008 Equity Incentive Plan, FOR the ratification of the selection of Stegman & Company as the Company’s registered independent public accountants and AGAINST the stockholder proposal seeking to declassify the Company’s Board of Directors.

	Yes	No
I plan to attend the Annual Meeting.	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said Annual Meeting or any adjournments or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE ANNUAL MEETING IN THE ENCLOSED ENVELOPE.

	Signature [PLEASE SIGN WITHIN BOX]		Signature (Joint Owners)

Date		Date

Proxy

TVI CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is being solicited by the Board of Directors of TVI Corporation (the “Company”). The undersigned hereby appoint(s) each of Sherri S. Voelkel and Sean R. Hunt (the “Proxy Holders”), or either of them as proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of TVI Corporation to be held at 10:00 a.m., prevailing local time, on Friday June 20, 2008 at the Company’s headquarters located at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769, and any adjournment or postponement thereof (collectively, the “Annual Meeting”), and to represent and vote all shares of Common Stock of the Company held of record by the undersigned on April 14, 2008 or which the undersigned is otherwise entitled to vote (collectively, the “Shares”), upon any and all matters that may properly come before the Annual Meeting.

IF THIS PROXY CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS

This proxy authorize(s) the Proxy Holders to vote at their discretion on any other matter that may properly come before the Annual Meeting. Either Proxy Holder may appoint one or more substitute proxy agent(s) to exercise the authority granted to it by this proxy and the undersigned hereby approves such appointment. The terms of this proxy shall be binding upon the successors and assigns of the undersigned stockholder(s) or any transferee of any Shares to which it relates at anytime. By executing this proxy, the undersigned expressly consents to and authorizes the execution and delivery of this proxy by facsimile, phone or internet transmission or other comparable means.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.